UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K/A
(Amendment No. 1)

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): November 13, 2007

CHINA WIND SYSTEMS, INC.

(Exact name of registrant as specified in Charter)

Delaware	33-16335	74-2235008
(State or other jurisdiction of incorporation or organization)	(Commission File No.)	(IRS Employee Identification No.)

No. 9 Yanyu Middle Road
Qianzhou Village, Huishan District, Wuxi City
Jiangsu Province, People’s Republic of China

(Address of Principal Executive Offices)

(86) 51083397559

(Registrant’s Telephone number)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12(b) under the Exchange Act (17 CFR 240.14a-12(b))

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Forward Looking Statements

This Form 8-K/A and other reports filed by us from time to time with the Securities and Exchange Commission (collectively the “Filings”) contain or may contain forward-looking statements and information that are based upon beliefs of, and information currently available to, our management as well as estimates and assumptions made by our management. When used in the filings the words “anticipate”, “believe”, “estimate”, “expect”, “future”, “intend”, “plan” or the negative of these terms and similar expressions as they relate to us or our management identify forward looking statements. Such statements reflect the current view of our management with respect to future events and are subject to risks, uncertainties, assumptions and other factors (including the risks contained in the section of this report entitled “Risk Factors”) as they relate to our industry, our operations and results of operations, and any businesses that we may acquire. Should one or more of the events described in these risk factors materialize, or should our underlying assumptions prove incorrect, actual results may differ significantly from those anticipated, believed, estimated, expected, intended or planned.

Although we believe that the expectations reflected in the forward looking statements are reasonable, we cannot guarantee future results, levels of activity, performance or achievements. Except as required by applicable law, including the U.S. federal securities laws, we do not intend to update any of the forward-looking statements to conform them to actual results. The following discussion should be read in conjunction with our pro forma financial statements and the related notes that will be filed herein.

Introductory Note

This Form 8-K/A is filed to amend and restate our current report on Form 8-K filed with the Securities and Exchange Commission on November 13, 2007. The principal changes reported in this amended and restated Form 8-K include:

•	An amended and restated Securities Purchase Agreement dated January 31, 2008 by and among the registrant and investors;

•	Disclosure of changes to the form of warrants issuable upon conversion of the notes that were issued pursuant to the Securities Purchase Agreement;

•	Revised description of our business operations;

•	Inclusion of our financial statements for the three and nine month period ended September 30, 2007 and the related management’s discussion and analysis; and

•	Updated supplementary financial information.

Item 1.01 Entry into a Material Definitive Agreement.

As more fully described in Item 2.01 below, on November 13, 2007, China Wind Systems, Inc. (formerly named “Malex Inc.”) (the “Registrant”) executed a Share Exchange Agreement (“Exchange Agreement”) by and among Fulland Limited, a Cayman Islands limited liability company (“Fulland”), and the stockholders of 100% of Fulland’s common stock (the “Fulland Shareholders”), on the one hand, and the Registrant and the holder of a majority of the Registrant’s issued and outstanding common stock (“Majority Stockholder”), on the other hand. A copy of the Exchange Agreement was included as Exhibit 2.1 to the current report on Form 8-K filed on November 13, 2007.

Fulland owns 100% of Green Power Environment Technology (Shanghai) Co., Ltd. (“Green Power”), which is a wholly foreign-owned enterprise (“WFOE”) under the laws of the Peoples’ Republic of China (“PRC” or “China”). Green Power has entered into a series of contractual arrangements with Wuxi Huayang Dye Machine Co., Ltd. (“Huayang Dye Machine”) and Wuxi Huayang Electrical Power Equipment Co., Ltd. (“Huayang Electrical Power Equipment”, and together with Huayang Dye Machines, sometimes collectively referred to as the “Huayang Companies”), both of which are limited liability companies headquartered in, and organized under the laws of, the PRC. The contractual arrangements are discussed below in Item 2.01 under the section titled “Description of Business.” Throughout this Form 8-K, Fulland, Green Power and the Huayang Companies are sometimes collectively referred to as the “Huayang Group.”

At the closing of the transaction under the Exchange Agreement (the “Closing”), which occurred on November 13, 2007 (the “Closing Date”), the Registrant issued 36,577,704 shares of the Registrant’s common stock (the “Reporting Company Shares”) to the Fulland Shareholders in exchange for 100% of the common stock of Fulland (the “Share Exchange Transaction”). Concurrently, Synergy Business Consulting, LLC, a Delaware limited liability company and the Majority Stockholder, cancelled 8,006,490 shares of our common stock held by them. Immediately after the Closing, we had a total of 36,987,214 shares of common stock outstanding, with the Fulland Shareholders (and their assignees) owning approximately 99% of our outstanding common stock, and the balance held by those who held our common stock prior to the Closing. Concurrent with the Closing, we sold our 3% convertible subordinated notes in the aggregate principal amount of $5,525,000 (the “Financing”). The description of other material terms and conditions of the Exchange Agreement and the Financing are set forth below under Item 2.01 and such description is incorporated herein by reference.

Item 2.01 Acquisition or Disposition of Assets

On the Closing Date, we consummated the Share Exchange Transaction, referenced in Item 1.01 of this Form 8-K. As a result, we acquired 100% of the capital stock of Fulland and consequently, control of the business and operations of the Huayang Group. Prior to the Share Exchange Transaction, we were a public reporting blind pool company in the development stage. From and after the Closing Date of the Exchange Agreement, our primary operations consist of the business and operations of the Huayang Group, which are conducted by both of the Huayang Companies in China. Accordingly, we are disclosing information about the Huayang Group’s business, financial condition, and management in this Form 8-K.

The parties’ completion of the transactions contemplated under the Exchange Agreement was subject to the satisfaction of certain contingencies, including the sale of $5,525,000 in the aggregate of our 3% convertible subordinated notes to certain accredited investors in the Financing.

Our board of directors (the “Board”) and the Majority Stockholder, as well as the directors and the shareholders of Fulland, have each approved the Exchange Agreement and the Financing, including the transactions contemplated thereunder. Following the Closing Date, Fulland became our wholly owned subsidiary.

Except for the Exchange Agreement and the transactions contemplated under that agreement, neither the Registrant nor its officers and directors serving prior to the consummation of the Share Exchange Transaction, had any material relationship with Fulland or any of the Fulland Shareholders.

Throughout this report, when we use phrases such as “we,” “our,” “company,” “us,” we are referring to the Registrant, Fulland, Green Power, Huayang Dye Machine and Huayang Electrical Power Equipment as a combined entity.

FINANCING

On November 13, 2007, we sold our 3% convertible subordinated notes in the principal amount of $5,525,000 (the "Notes") to three accredited investors (“the Investors”) including Barron Partners LP, a Delaware limited partnership (“Barron”). The Notes were sold pursuant to a securities purchase agreement (the “Purchase Agreement”) dated and executed by the parties on November 13, 2007. The terms of the Purchase Agreement are set forth in Exhibit 10.3 of the Form 8-K filed with the SEC on November 13, 2007.

On January 31, 2008, we entered into an amended and restated securities purchase agreement (“Restated Purchase Agreement”), which amends and restates the Purchase Agreement. A copy of the Restated Purchase Agreement is included as Exhibit 99.2 to this current report on Form 8-K. Below is a description of these amendments.

Restated Securities Purchase Agreement

By entering into the Restated Purchase Agreement, the parties made the following material modifications to the Purchase Agreement:

•
Liquidated damages for failure to list on NASDAQ, AMEX, or the NYSE if we meet the listing requirements of any of these exchanges, will be payable in our Series A Convertible Preferred Stock (“Series A Preferred Stock”) or cash at the election of the Investors rather than at our election;

•
Clarification was made with respect to deliveries under the Purchase Agreement, specifically, that we are obligated to deliver the Make-Good Note to the escrow agent, and deliver a total of 24,787,135 shares of our Series A Preferred Stock into escrow promptly after filing of our certificate of designation defining the rights, preferences and privileges of the holders of Series A Preferred Stock and the conversion of the Make-Good Note (10,000,000 shares of which are held to back up our representation that we have no tax liabilities, and the remaining 14,787,135 shares of which are make-good shares held in escrow pending our 2007 and 2008 financial results).

In addition to the foregoing, the definition of “Exempt Issuance” was amended to include securities underlying options and warrants issued pursuant to a plan adopted by a majority of independent directors of the board.

Warrants

The parties to the Purchase Agreement also agreed to revise the terms of the Series A (the $0.58 warrants), Series B (the $0.83 warrants) and Series C warrants (the $0.92 warrants) issuable under the Purchase Agreement. The warrants have a term of five years, and expire on November 13, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise during the twelve months commencing on November 13, 2007 in the case of the $0.58 warrants, and during the eighteen (18) period commencing on November 13, 2007 in the case of the $0.83 warrants and $0.92 warrants, and after these respective periods only if the underlying shares are not covered by an effective registration statement.

The revised warrants provide that (a) the exercise price of the warrants may be reduced by up to 90% and (b) up to an additional 14,787,135 shares of Series A Preferred Stock is deliverable to the investors, if the Company’s per share pre-tax income per share of common stock, on a fully-diluted basis, is less than $0.08316 per share in fiscal 2007 and $0.13131 per share in fiscal 2008. We note that the warrant exercise price adjustment and delivery of escrow shares could potentially occur on two occasions: once in the event of a pre-tax income shortfall in 2007, and once in the event of a pre-tax income shortfall in 2008.

Pre tax-income is defined as income before income taxes determined in accordance with United States generally accepted accounting principles (“GAAP”) plus (a) any charges which are reflected under GAAP in our financial statements which relate to the transaction contemplated by the purchase agreement, the registration rights agreement and the other notes and agreements relating to the financing, minus (b) the amount, if any, by which all non-recurring losses or expenses exceed all non-recurring items or income or gain. Pre-tax income shall not be adjusted if all non-recurring items of income or gain exceed all non-recurring losses or expenses. Items shall be deemed to be non-recurring only if they qualify as non-recurring pursuant to GAAP. For determining pre-tax income per share, all shares which are outstanding or which may be issuable upon exercise or conversion of options, warrants and other convertible securities are deemed to be outstanding, regardless of whether the shares would be counted for purposes of computing diluted earnings per shares under GAAP. An adjustment in the warrant exercise price does not affect the number of shares issuable upon exercise of the warrants.

As a result of the Restated Purchase Agreement, the exercise price of the warrants may be reduced up to 90% instead of 50% as provided in the original November 13 Purchase Agreement. Accordingly, the following is an updated table that sets forth the exercise price of the warrants if our pre-tax income is 20% below the threshold for each of 2007 and 2008 (a “20% shortfall”), 50% below the threshold for both years (a “50% shortfall”), and 90% or more below the threshold for both years (a “90% shortfall”), assuming in each case there are no other events that affect the exercise price:

	$0.58 warrant	$0.83 warrant	$0.92 warrant
Unadjusted	$0.580	$0.830	$0.920
20% shortfall	$0.371	$0.531	$0.589
50% shortfall	$0.145	$0.208	$0.230
90% shortfall	$0.006	0.008	0.009

The above table illustrates the hypothetical total adjustment to the warrant exercise price that would occur, assuming the same percentage shortfall were to occur in both years (2007 and 2008); however, any actual adjustment in the exercise price will depend upon the pre-tax income per share for each year.

Also as a result of the Restated Purchase Agreement, (i) in the event that any of the warrants are exercised without cash (provided certain conditions are met), the warrants holders may elect to receive Series A Preferred Stock in lieu of common stock, and (ii) the anti-dilution feature in the warrants was revised from a weighted-average formula to a full ratchet (i.e., in the event we issue our common stock or securities convertible into common stock at an average price per share below the exercise price of any of the warrants in a dilutive issuance, the exercise price of the warrant will be reduced to match the lower price per share of the dilutive issuance). Prior to the Restated Purchase Agreement, adjustment to the exercise price of the warrants was to be made in accordance with a weighted average formula (taking into account effect of the dilutive issuance on all of our outstanding securities as a whole). As a result of the Restated Purchase Agreement, anti-dilution adjustments to the exercise price of the warrants could potentially be larger, resulting in a lower exercise price, in the event of a dilutive issuance.

In sum, the Restated Purchase Agreement resulted in the following revisions to the terms of the warrants:

•	The maximum adjustment to the exercise price, in the event of an earnings shortfall was changed, from up to a 50% reduction in the exercise price, to up to a 90% reduction in the exercise price;

•	Warrant holders may elect to received Series A Preferred Stock instead of common stock if they exercise pursuant to the warrants’ cashless exercise provisions; and

•	The weighted-average anti-dilution provision in the warrants was changed to a “full-ratchet” anti-dilution provision.

Description of Other Terms of the Financing Under the Restated Purchase Agreement

Under the Restated Purchase Agreement, the Notes are convertible into either:

(a)  an aggregate of (i) 14,787,135 shares of our Series A Preferred Stock, par value $.001 per share, with each share of Series A Preferred Stock being initially convertible into one (1) share of the Company’s common stock, par value $.001 per share (“Common Stock”), subject to adjustment, and (ii) common stock purchase warrants to purchase 11,176,504 shares of Common Stock at $0.58 per share, 5,588,252 shares of Common Stock at $0.83 per share, and 2,065,000 shares of Common Stock at $0.92 per share; or

(b)  an aggregate of (i) 14,787,135 shares of the Common Stock, subject to adjustment, and (ii) warrants to purchase 11,176,504 shares of Common Stock at $0.58 per share, 5,588,252 shares of Common Stock at $0.83 per share, and 2,065,000 shares of common stock at $0.92 per share; or

    (c)  if the Company does not file a restated certificate of incorporation and certificate of designation in order to define the rights, preferences and privileges of the Series A Preferred Stock, 33,616,891 shares of Common Stock.

Common stock will only be issued to the extent that the Notes are converted prior to their automatic conversion to preferred stock and warrants.

The Notes provide for interest at 3% per annum. However, upon the conversion of the Notes, we will issue the stock and warrants based on the principal amount of the Notes, and upon conversion, no interest will be due and payable. Payment of the Notes is subordinated to payment of senior indebtedness, which is defined as indebtedness and obligations to banks, insurance companies and other institutional lenders.

If the percentage shortfall for 2007 is equal to or greater than fifty percent (50%), then we will be obligated to deliver 14,787,135 shares of Series A Preferred Stock held in escrow to the Investors in the ratio of their initial purchase of the Notes.

If the percentage shortfall for 2007 is less than fifty percent (50%), then an adjustment percentage for 2007 shall be determined. The adjustment percentage shall mean the percentage that the percentage shortfall bears to fifty percent (50%). The Company shall deliver to the Investors in the ratio of their initial purchase of the Notes such number of shares of Series A Preferred Stock (held in escrow) as is determined by multiplying the adjustment percentage by 14,787,135 shares, and retain the balance. For example, if the percentage shortfall is 20%, the adjustment percentage would be 40%, and 40% of the 14,787,135 shares of Series A Preferred Stock, or 5,914,854 shares, would be delivered to the Investors, with the balance retained by the escrow agent.

If the percentage shortfall for 2008 is equal to or greater than fifty percent (50%), then we will be obligated to deliver all of the shares of Series A Preferred Stock then held in escrow to the Investors in the ratio of their initial purchase of the Notes.

If the percentage shortfall for 2008 is less than fifty percent (50%), then an adjustment percentage for 2008 shall be determined. The adjustment percentage shall mean the percentage that the percentage shortfall bears to fifty percent (50%). The maximum number of shares to be delivered shall be determined by multiplying the adjustment percentage by 14,787,135 shares. The number of shares to be delivered to the Investors shall be the lesser of the number of shares of Series A Preferred Stock then held in escrow or the number of shares determined by the preceding sentence. We agreed to deliver to the Investors the number of shares of Series A Preferred Stock as determined above in the ratio of their initial purchase of the Notes.

We also have the right to redeem the warrants for $0.01 per share if the trading price of our common stock is not below the greater of (a) $1.16 or 200% of the exercise price for the $0.69 warrants, or (b) $1.66 or 200% of the exercise price for the $.80 warrants, or (c) $1.84 or 200% of the exercise price, on each trading day for the 20 trading days ending on the date prior to the date on which the warrants are called for redemption provided that the trading volume on each day in the computation period is at least 1,000 shares.

In order for us to exercise the right to redeem the warrants, a registration statement covering the sale of the common shares underlying the warrants must be current and effective. In the event that, at any time subsequent to the date on which the warrants are called for redemption, the shares of common stock underlying the warrants are not subject to a current and effective registration statement, our right to redeem the warrants shall terminate with respect to all warrants that have not been exercised or converted prior to that date.

The Notes, the certificate of designation and the warrants provide that these securities may not be exercised or converted if such conversion or exercise would result in the holder and its affiliates having beneficial ownership of more than 4.9% of our outstanding common stock. Beneficial ownership is determined in accordance with Section 13(d) of the Securities Exchange Act of 1934, as amended, and Rule 13d-3 thereunder. This limitation may not be waived.

The shares of common stock issuable upon conversion of the Notes or the Series A Preferred Stock and upon exercise of the warrants are to be registered in accordance with the registration rights agreement executed in connection with the Purchase Agreement. The registration rights agreement provides that we will cause a registration statement to be filed within 60 days of the closing, and that such registration statement must be declared effective within 150 days after the initial filing of the registration statement. If we fail to file the registration statement or cause it to become effective within these deadlines (or fail to maintain effectiveness), we will owe liquidated damages to the note investors in the amount of 4,860 shares of our Series A Preferred Stock per day (approximately 1% of the investment amount per month), up to an aggregate maximum of 1,770,000 shares of Series A Preferred Stock (approximately 12% of the investment amount). We are not required to pay any liquidated damages in the event that the failure of the registration statement to be declared effective on the applicable due date is because of (a) the failure of any investor to provide information relating to the investor and its proposed method of sale or any other information concerning the investor that is required to be included in the registration statement or (b) any delays resulting from questions raised by the SEC or any other regulatory agency, market or exchange concerning any investor or the affiliates of any investor. We are also not required to pay liquidated damages with respect to any portion of registrable securities which was not registered because of a reduction in shares registered in response to SEC comments. Our obligation to register an investor’s shares ceases when the investor holds less than 10% of such Investor's originally registrable securities.

Series A Preferred Stock

Under the terms of the Financing, we agreed to file a certificate of amendment and certificate of designation with the Delaware Secretary of State which will among other things, designate and set forth the rights, preferences and privileges of our Series A Preferred Stock. Upon such filing, we will have 60 million shares of Series A Preferred Stock authorized, with a par value of $0.001 per share. No dividends may be declared of paid to the holders of our common stock while the Series A Preferred Stock is outstanding. The holders of Series A Preferred Stock would be entitled to vote alongside the holder of common stock, on an as-converted basis. The holders of Series A Preferred Stock will have a liquidation preference of $0.374 per share, upon any liquidation, dissolution or winding up of the Registrant. Each share of Series A Preferred Stock will be convertible  into shares of common stock at an initial conversion price of $0.374 per share (the conversion ratio is determined by taking $0.374 by the conversion price, initially one-to-one), which conversion price will be adjusted downward in the event that we issue shares of our common stock (or common stock equivalents) at an price per share below $0.374 (i.e. a “dilutive issuance”). In the event of a dilutive issuance, the conversion price of the Series A Preferred Stock will be reduced to equal the price per share in the dilutive issuance. Our Series A Preferred Stock will automatically convert to common stock at the applicable conversion ratio if there is a consolidation or merger in which we are not the surviving corporation, or a sale of our assets to a company where our stockholders are no longer the controlling stockholders of the entity acquiring the assets.

DESCRIPTION OF BUSINESS

China Wind Systems, Inc. (formerly Malex Inc.)

We were originally incorporated on June 24, 1987 in the State of Delaware. Prior to the Closing of the Exchange Agreement, we were a public reporting blind pool company with nominal assets. In an effort to preserve and enhance stockholder value, we then sought to identify, evaluate and consider various companies and compatible or alternative business opportunities pursuant to which we would acquire a target company with an operating business and continue the acquired company’s business as a publicly-held entity. After evaluation of various alternatives by our Board and management, our Board approved and we entered into the Exchange Agreement with Fulland and the Fulland Shareholders on November 13, 2007. From and after the Closing Date, Fulland became our wholly owned subsidiary. We filed a current report on Form 8-K on November 13, 2007 to report the closing of the transactions under the Exchange Agreement.

On December 18, 2007, we changed our name from Malex Inc. to “China Wind Systems, Inc.” by means of a short form merger with our wholly owned subsidiary in Delaware formed for this purpose.

Fulland Limited

Fulland is a limited liability company incorporated under the laws of the Cayman Islands on May 9, 2007, which was formed by the owners of the Huayang Companies as a special purpose vehicle for purposes of raising capital, in accordance with requirements of the PRC State Administration of Foreign Exchange (“SAFE”). Specifically, on May 31, 2007, SAFE issued an official notice known as Hi Zhong Fa [2007] No. 106 (“Circular 106”), which requires the owners of any Chinese company to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matters in China. Accordingly, the owners of the Huayang Companies, Mr. Jianhua Wu and Ms. Lihua Tang, submitted their application to SAFE in early September 2007. On October 11, 2007, SAFE approved their application, permitting these Chinese citizens to establish an offshore company, Fulland, as a special purpose vehicle for any foreign ownership and capital raising activities by the Huayang Group. After SAFE’s approval, Mr. Wu and Ms. Tang became the majority owners of Fulland on October 11, 2007.

At the Closing of the Share Exchange Transaction on November 13, 2007, Fulland became our wholly-owned subsidiary. Fulland, in turn, is the sole owner of Green Power, which has entered into a series of contractual arrangements with the Huayang Companies. Other than all of the issued and outstanding shares of Green Power, Fulland has no other assets or operations.

Green Power Environment Technology (Shanghai) Co., Ltd.

Green Power, a wholly foreign owned enterprise under the laws of the PRC, was established on September 29, 2007. All of the issued and outstanding shares of Green Power are held by Fulland. The principal purpose of Green Power is to manage, hold and own rights in the business of Huayang Dye Machine and Huayang Electrical Power Equipment (collectively sometimes referred to together as the “Huayang Companies”). Other than activities relating to its contractual arrangements with the Huayang Companies, Green Power has no other separate operations of its own.

PRC law currently has limits on foreign ownership of certain companies. To comply with these foreign ownership restrictions, we operate our businesses in China through Huayang Dye Machine and Huayang Electrical Power Equipment, both of which are limited liability companies headquartered in China and organized under the laws of China. Each of the Huayang Companies has the licenses and approvals necessary to operate our businesses in China. We have contractual arrangements with the Huayang Companies and their respective shareholders pursuant to which we provide these companies with technology consulting and other general business operation services. Through these contractual arrangements, we also have the ability to substantially influence these companies’ daily operations and financial affairs, appoint their senior executives and approve all matters requiring shareholder approval. As a result of these contractual arrangements, which enable us to control the Huayang Companies, we are considered the primary beneficiary of the Huayang Companies. Accordingly, we consolidate the results, assets and liabilities of the Huayang Companies in our financial statements.

RELATIONSHIPS WITH THE HUAYANG COMPANIES AND THEIR SHAREHOLDERS

Our relationships with the Huayang Companies and their shareholders are governed by a series of contractual arrangements between Green Power, the Huayang Group’s wholly foreign owned enterprise in the PRC, and each of the Huayang Companies, which are the operating companies of the Huayang Group in the PRC. Under PRC laws, each of Green Power, Huayang Dye Machine and Huayang Electrical Power Equipment is an independent legal person and none of them is exposed to liabilities incurred by the other parties. The contractual arrangements constitute valid and binding obligations of the parties of such agreements. Each of the contractual arrangements and the rights and obligations of the parties thereto are enforceable and valid in accordance with the laws of the PRC. Other than pursuant to the contractual arrangements between Green Power and the Huayang Companies described below, the Huayang Companies cannot transfer any funds generated from their operations. On October 12, 2007, we entered into the following contractual arrangements with the Huayang Companies:

Consulting Services Agreement. Pursuant to the exclusive consulting services agreements between Green Power and the Huayang Companies, Green Power has the exclusive right to provide to the Huayang Companies general business operation services, including advice and strategic planning, as well as consulting services related to the technological research and development of dye and finishing machines, electrical equipment and related products (the “Services”). Under this agreement, Green Power owns the intellectual property rights developed or discovered through research and development, in the course of providing the Services, or derived from the provision of the Services. The Huayang Companies pay a quarterly consulting service fees in Renminbi (“RMB”) to Green Power that is equal to all of the Huayang Companies’ profits for such quarter.

Operating Agreement. Pursuant to the operating agreement among Green Power, the Huayang Companies and all shareholders of the Huayang Companies (collectively the “Huayang Company Shareholders”), Green Power provides guidance and instructions on the Huayang Companies’ daily operations, financial management and employment issues. The Huayang Company Shareholders must designate the candidates recommended by Green Power as their representatives on the boards of directors of each of the Huayang Companies. Green Power has the right to appoint senior executives of the Huayang Companies. In addition, Green Power agrees to guarantee the Huayang Companies’ performance under any agreements or arrangements relating to the Huayang Companies’ business arrangements with any third party. The Huayang Companies, in return, agrees to pledge their accounts receivable and all of their assets to Green Power. Moreover, the Huayang Companies agrees that without the prior consent of Green Power, the Huayang Companies will not engage in any transactions that could materially affect their respective assets, liabilities, rights or operations, including, without limitation, incurrence or assumption of any indebtedness, sale or purchase of any assets or rights, incurrence of any encumbrance on any of their assets or intellectual property rights in favor of a third party or transfer of any agreements relating to their business operation to any third party. The term of this agreement is ten (10) years from October 12, 2007 and may be extended only upon Green Power’s written confirmation prior to the expiration of the this agreement, with the extended term to be mutually agreed upon by the parties.

Equity Pledge Agreement. Under the equity pledge agreement between the Huayang Company Shareholders and Green Power, the Huayang Company Shareholders pledged all of their equity interests in the Huayang Companies to Green Power to guarantee the Huayang Companies’ performance of their obligations under the consulting services agreement. If the Huayang Companies or the Huayang Company Shareholders breaches their respective contractual obligations, Green Power, as pledgee, will be entitled to certain rights, including the right to sell the pledged equity interests. The Huayang Company Shareholders also agreed that upon occurrence of any event of default, Green Power shall be granted an exclusive, irrevocable power of attorney to take actions in the place and stead of the Huayang Company Shareholders to carry out the security provisions of the equity pledge agreement and take any action and execute any instrument that Green Power may deem necessary or advisable to accomplish the purposes of the equity pledge agreement. The Huayang Company Shareholders agreed not to dispose of the pledged equity interests or take any actions that would prejudice Green Power’s interest. The equity pledge agreement will expire two (2) years after the Huayang Companies’ obligations under the consulting services agreements have been fulfilled.

Option Agreement.  Under the option agreement between the Huayang Company Shareholders and Green Power, the Huayang Company Shareholders irrevocably granted Green Power or its designated person an exclusive option to purchase, to the extent permitted under PRC law, all or part of the equity interests in the Huayang Companies for the cost of the initial contributions to the registered capital or the minimum amount of consideration permitted by applicable PRC law. Green Power or its designated person has sole discretion to decide when to exercise the option, whether in part or in full. The term of this agreement is ten (10) years from October 12, 2007 and may be extended prior to its expiration by written agreement of the parties.

Proxy Agreement. Pursuant to the proxy agreement between the Huayang Company Shareholders and Green Power, the Huayang Company Shareholders agreed to irrevocably grant a person to be designated by Green Power with the right to exercise the Huayang Company Shareholders’ voting rights and their other rights, including the attendance at and the voting of the Huayang Company Shareholders’ shares at shareholders’ meetings (or by written consent in lieu of such meetings) in accordance with applicable laws and its Articles of Association, including but not limited to the rights to sell or transfer all or any of their equity interests of the Huayang Companies, and appoint and vote for the directors and Chairman as the authorized representative of the Huayang Company Shareholders. The proxy agreement may be terminated by joint consent of the parties or upon 30-day written notice from Green Power.

THE HUAYANG COMPANIES

As discussed above, we have two reportable business segments: (1) the manufacture and sale of textile dyeing and finishing machines through Huayang Dye Machine, and (2) the manufacture and sale of auxiliary equipment for the coking and power plants, and related engineering consulting services through Huayang Electrical Power Equipment. We believe that we have built a reputation for top quality, reliable products and high standards of customer service in both of our business segments.

Wuxi Huayang Dye Machine Co., Ltd.

Wuxi Huayang Dye Machine Co., Ltd. (“Huayang Dye Machine”) was established as a limited liability company in Wuxi City on September 8, 1995, under the name “Xishan Huayang Dye Machine Manufacturing Co., Ltd.”, with registered capital of 1,200,000 Renminbi (“RMB”) (approximately US$150,000). On November 5, 1997, pursuant to an application to, and approval from, the Jiangsu Province Bureau of Industrial and Commercial Administration, the company changed its name to “Xishan Huayang Machinery Manufacturing Co., Ltd.” The company changed to its present name, Wuxi Huayang Dye Machine Co., Ltd., on April 6, 2001, pursuant to an approval from the Jiangsu Province Bureau of Industrial and Commercial Administration. In November 2004, pursuant to a change in its bylaws and the approval of the Wuxi City municipal government, the operational term for Huayang Dye Machine was extended from December 31, 2004 to December 31, 2015, which may be further extended as necessary.

Overview of China’s Dye Machine Market and Industry

China is one of the world’s leading textile producers today, and the country’s textile industry, a traditional pillar in the Chinese national economy, is projected to grow by more than 15 percent in terms of output value, profits and exports year-on-year in 2007, according to the National Development and Reform Commission (NDRC). Chinese textile enterprises recorded a total output value of 2.46 trillion RMB (US$307.7 billion) in 2006, a rise of 21.3% from a year earlier.

China has, however, traditionally imported many of the machines and equipment used in the textile industry. From 2002 to 2004, for example, China imported more than US$12 billion worth of textile machinery. According to the PRC General Administration of the Customs, the import of textile machinery and equipment in the January-to-September period of 2006 totaled about US$2.92 billion, up 12.82% compared with same period in 2005. Imports of non-woven machinery - including dye machinery - totaled approximately US$525 million. Driven by the demand for high-end machinery and equipment resulting from a campaign to improve the textile industry, and due to the revaluation of RMB, the import of textile machinery rose significantly over the same period of 2005.

Nevertheless, sales of textile machinery and equipment produced locally in the PRC have increased over the past two years. A survey conducted by the China Textile Machinery Association on 748 textile machinery and equipment manufacturers shows that by the end of September 2006, the industry’s gross value of industrial output amounted to about RMB 38.12 billion RMB, up 26.46% compared to the same period in 2005. The industry sold 96.80 % of the machinery and equipment manufactured, 0.39% higher than the same period of 2005, and profit rose 20.67%, totaling RMB 1.92 billion. Jiangsu Province, where Huayang Dye Machine is based, is the top manufacturing region (covering 30.55% of total sales), followed by Zhejiang Province (covering 21.79%) and Shandong Province (covering 15.42%).

Operations of Huayang Dye Machine

Huayang Dye Machine designs, manufactures and distributes a line of proprietary high and low temperature dye and finishing machinery. We believe that we are a leading manufacturer of textile dyeing machines, as the Huayang brand is nationally recognized. The company was founded by Mr. Jianhua Wu in 1995, when China first began to see its textile goods gaining traction internationally but at the same time lacked capable textile equipment manufacturers domestically.

We currently have the capacity to manufacture and assemble approximately 550 textile dyeing machines annually. Our state-of-the-art and highly automated production line enables us to manufacture our products more efficiently, with lower labor and energy costs compared to traditional manufacturing methods. As part of our manufacturing process, we make corrosion-resistant stainless steel pumps and pressure vessels, which are not only critical components for our products but have other industrial applications. The PRC Central Government has granted us a license to manufacture our pumps and pressure vessels, which are deemed to meet or exceed national quality standards.

For our efforts, we have been approved by the Wuxi Regional Tax Bureau for waiver of a portion of our income tax for five years, beginning in 2005. Our accolades include the “Advanced Enterprise for Progress in Science and Technology Award” from Wuxi City in 1999, and the “Star of Brilliance Medal” from the Wuxi City Bureau of Industrial and Commercial Administration in the same year. In 2002, we were recognized as an “Advanced Enterprise for Technical Reform Input” by Qianzhou, a municipality of Wuxi City.

Huayang Dye Machine presently has 120 personnel in five departments - research and development, design, production, sales and technical support.

Products of Huayang Dye Machine

Our products are generally compact in design compared with alternatives on the market, and feature a high degree of both automation and mechanical-electrical integration. Our dye machines are widely used in dyeing yarns such as pure cotton, cotton-polyester, terylene, polyester wool, poly-acrylic fiber, nylon, cotton ramie, and wool yarn. We currently offer the following types of textile dye machines:

Description of Our Dye Machine	Model Number	Type of Fabric

Double overflow high temperature high pressure dye machine	SME1000B	knitted fabric

Medium overflow high temperature sample dye machine	SME1000B-50 SME1000B-100	knitted fabric

Jet-type high pressure high speed dye machine	SME236	woven fabric

High temperature high speed soft dye machine	SME1000A-1 SME1000A-II	knitted fabric

De-weighting dye machine	SME-236B	micro-fiber

Beam dye machine	GR201	dyed yarn

Injection pipe dye machine	SME236C-II	woven fabric

High speed high temperature computer program control sample dye machine	SME236C-30 SME236C-60	woven fabric

Normal temperature and normal pressure double overflow type dye machine	CYL-38	acrylic fiber, cotton

We also offer a selection of finishing equipment, including: (i) a high pressure rotary refining/compacting/creping washing machine for stretching and softening of fabric, (ii) a push-type high temperature, high pressure dye jigger used in connection with fabric dyeing, and (iii) a beam reeling-and-reeling-off machine for dyeing heavy cotton and linen fabric.

Growth Strategies and Marketing for the Dye Machine Segment

Growth Strategies

According to China’s National Development and Reform Commission, the main focus of the country’s textile industry has shifted away from competitive advantages based on labor costs, and toward scientific and technological innovation as well as brand creation. And under the auspices of China’s Eleventh Fifth Year Plan, which was implemented in 2006, the next stage for the evolving textile and dye industries in China is the development of green textile products and the promotion of clean production technologies, according to the Bureau of Economic Operation under the National Development and Reform Commission.

To that end, we are continuing our efforts to develop and implement next-generation low energy consumption and high heating efficiency features to our machines. The current emphasis of our efforts is on increasing automation features in our existing products and implementing power line communication technology throughout our production facilities. If we are successful in our efforts, our goal is to both aggressively increase our share of the Chinese market and to enter overseas markets such as the United States and Europe.

Marketing and Distribution in the Dying Machine Segment

Presently, all of our revenue from the textile dyeing machine segment is derived from sales in China. We presently command the top market shares in Jiangsu and Zhejiang Provinces, both regions with significant textile output, as well as in many of the coastal regions of China. We are also making efforts to push into Guangzhou, Shandong, Sichuan and other inland regions of China.

We market and sell our products through our dedicated sales force, which is based in our facilities in Wuxi. Our marketing programs include industrial conferences, trade fairs, sales training, and advertising. Our sales and marketing groups work closely with our research and development and manufacturing groups to coordinate our product development activities, product launches and ongoing demand and supply planning. We sell our products directly to many of the top textile producers in our markets, including Wujiang City Lianjua Dyeing & Finishing Co., Ltd. (which accounted of 10% of the revenue from our textile dyeing machine segment for 2006) and Zhejiang Guannan Knitting & Dyeing Co., Ltd. (which accounted of 8% of the revenue from our textile dyeing machine segment for 2006).

Competition in the Textile Industry

Because of the prominent presence of the Chinese textile industry, we face competition both domestically and from abroad. However, due to the high quality of our products, our competitors are primarily foreign-based. Japan, Germany, Italy, Taiwan and Switzerland are presently the top five suppliers of textile machinery to China, covering over 80% of the total import value in 2006. Domestically, our chief competitor is Fong’s National Engineering (Shenzhen) Co., Ltd., a subsidiary of Fong’s Industries Company Ltd., a Hong-Kong based conglomerate and publicly-traded company.

Nevertheless, we believe that we can effectively compete with these companies on the basis of our brand image, the quality and performance of our products, and our after-sales service. We provide one year of maintenance and repair services free of charge for all of our products. Moreover, we provide customers in the Jiangsu and Zhejiang Provinces, our top markets, with responsive on-site support which is generally provided within 24 hours of receiving a request. However, many of our competitors have longer operating histories and significantly greater financial or technological resources than we do and presently enjoy greater brand recognition. For a discussion of certain risks we face from competition, see the section entitled “Risk Factors” beginning on page 22.

Wuxi Huayang Electrical Power Equipment Co., Ltd.

Wuxi Huayang Electrical Power Equipment Co., Ltd. (“Huayang Electrical Power Equipment”) was established as a limited liability company in Wuxi City on April 5, 2005, with registered capital of RMB 15,000,000 (approximately US $1,875,000). The company’s operational term is due to expire on May 19, 2014, but may be extended as necessary. Huayang Electrical Power Equipment is a manufacturer of efficiency-promoting equipment for China’s coking plants and coal-fired power stations, and a provider of related consulting services.

China’s Use of Coal

Today China burns more coal than the United States, the European Union and Japan combined. Coal is used to fuel the country’s fast-growing economy, which for the first time is contributing more than the United States to world economic growth, according to the International Monetary Fund. Coal-fired power plants presently account for more than two thirds of China’s installed power capacity, according to the China Electricity Council, an industry organization founded with the approval of the State Council. Every week to 10 days, another coal-fired power plant opens somewhere in China that is big enough to serve all the households in Dallas or San Diego, according to a report by the New York Times. At the same time, with the prevalence of low level technology, China’s electricity generation industry is characterized by high waste and low efficiency, according to the State Electricity Regulatory Commission.

Coal is also used in China to produce coke, a solid carbonaceous material derived from burning low-ash, low-sulfur bituminous coal and used as the main fuel material in iron-making blast furnaces. In 2004, China’s coke output reached 224 million tons, or 56 percent of the world’s total, according to the PRC National Bureau of Statistics. By 2006, that number reached over 290 million tons, with 280 million tons for domestic consumption and 14.5 million tons for export.

Such high levels of coal consumption, however, has also made China the leading producer of greenhouse gases (carbon dioxide and sulfur dioxide) in the world, according to the Netherlands Environmental Assessment Agency, a Dutch research institute. To address this issue, the Central Government published China’s first National Action Plan on Climate Change in June 2007. Fully implemented, the National Plan aims to reduce China’s annual emissions of greenhouse gases by 1.5 billion tons of carbon dioxide equivalent by 2010. A target of the National Plan is the country’s use of coal, including the promotion of efficient coal-fired power stations. Through our product offerings, we are positioned to assist China’s coking plants and coal-fired power stations in complying with the mandates of the National Plan.

Operations of Huayang Electrical Power Equipment

Huayang Electrical Power Equipment designs, manufactures and sells both standard and custom auxiliary equipment used to improve and promote efficient coal use at both coking and power plants. Our products are available in a variety of metals and non-metallic corrosion-resistant materials. We design and assemble our products at our facilities in Wuxi.

Huayang Electrical Power Equipment presently has 40 personnel in five departments - research and development, design, production, sales and technical support.

Electrical Power Equipment Products and Services of Huayang Electrical Power Equipment

Huayang Electrical Power Equipment designs, manufactures and distributes the following standard auxiliary equipment for coke plants and coal-fired power stations as follows:

Our Product	Application

Spiral plate heat exchanger
This is a high efficiency heat exchanger suitable for convective heat transfer from liquid to liquid, gas to gas, gas to liquid, and steam condensation to evaporation. Our heat exchanger is primarily used by coking plants to treat ammonia waste water and gas. Coal-fired power stations use the heat exchangers to treat sludge, a byproduct of coal-burning.

Cross-tube gas cooler	The gas cooler is mainly used to cool the raw coal gas produced during the coking process and during coal burning.

Cloth-type dust collector	This a dust removal system primarily used to collect dust particles that are generated during the coking or coal-burning process.

Desulfurization regeneration tower	The tower is mainly used to produce clean coal gas by removing sulfur from coal gas produced during the coking or coal-burning process.

In addition to standard equipment, we also design and manufacture specialty equipment made to customers’ specifications, which represented approximately 25% of the revenue from our electrical power equipment segment in fiscal 2006. These commercially oriented, value-added products become part of our customers’ processes and typically are manufactured and delivered in a time period of more than 50 days. Specialty products are custom engineered for specific applications, manufactured on demand, and may have limited use in other applications.

Other than product manufacturing, we also provide technology consulting services relating to water-treatment equipment, heat exchangers, coking equipment and wind power generation equipment. Our technology consulting services represented approximately 4% of the revenue from our electrical power equipment segment in fiscal 2006.

Growth Strategies and Marketing for the Electrical Equipment Segment

Growth Strategies; Rolled Rings

Our experience in manufacturing auxiliary electrical equipment has provided us with the ability to explore other opportunities in the power generation industry. Specifically, we have focused our efforts on applying our manufacturing know-how to the development of equipment for “green” - or environmental-friendly - power generation. In 2006, China’s total power generation capacity surpassed 622 gigawatts, an increase of 100 gigawatts from 2005, making China the second-largest power generator and the fastest-growing power generation market in the world. According to the International Energy Agency, China is expected to invest a total of nearly US$2 trillion in electricity generation, transmission, and distribution over the next 30 years to meet rapidly growing electricity demand.  Half of that investment will be in power generation, while the other half will go to transmission and distribution.  Currently, energy from coal and oil comprises approximately 78% of China’s generating capacity, while hydropower provides approximately 21% and nuclear power less than 1.6% of total capacity.  With the dwindling supply of fossil fuels for power generation, and with the negative environmental effects of coal-burning, the Chinese government is encouraging alternative forms of power supply, such as hydropower, wind power and solar power.  China’s Eleventh Five-Year Plan provides an “alternative energy strategy,” which aims to increase the country’s renewable energy supply to 15% of China’s energy needs by 2020.

We initially looked at two alternative power generation technologies: waste-to-energy and wind power. Generating electricity by incinerating solid waste is attractive because the technology is suitable for dense population areas where land is often scarce, and offers a clean method for waste disposal. We entered into a cooperation agreement with Beijing China Sciences General Energy & Environmental Co., Ltd., an affiliate of the Chinese Academy of Sciences, to develop waste-to-energy technology that is both viable and environmentally friendly. Because waste-to-energy technology is still in its nascent stage, we have recently elected to discontinue further efforts toward this technology, and we are now focusing on wind power for growth in our electrical equipment business.

Wind-power generation is a mature technology that is embraced in China. Current PRC government guideline mandates that 30,000 megawatts of wind power be installed by 2020. The Brussels-based Global Wind Energy Council reported that in 2006, China added nearly 1350 megawatts of wind-generated electricity, doubling its wind capacity. Moreover, the Chinese government has mandated that 70 percent of wind components be sourced domestically by 2010.

Based on our backgrounds in industrial manufacturing, we have singled out rolled rings as our entree into the wind power industry. Rolled rings are essentially hollow cylindrical sections forged from a stainless steel stock piece with varying thickness and height; the rings are called rolled rings in reference to the forging process. Forging is a manufacturing process where metal is pressed, pounded or squeezed under great pressure into high strength parts known as forging. Rolled ring forging turns a hollow round piece of metal under extreme pressure against a rotating roller, thereby squeezing out a single-piece ring without any welding required.

Rings can also be manufactured through machining or casting. We believe that the forging process is preferred, due to the strength and flexibility of the finished product. A ring’s strength dictates its fatigue resistance, and is determined by the orientation of the grain flow of the ring’s metal material. Unlike the machining process, which creates a unidirectional grain flow, or the casting process, which creates no grain flow, the forging process causes alignment and orientation of the grain flow in a direction creating maximum strength, thereby assuring maximum fatigue resistance. The high strength property also reduces sectional thickness and overall weight of the right without compromising the over-all integrity of the finished product. Because of their characteristic high tangential strength and ductility, rolled rings have wide applications and are well-suited for torque- and pressure-resistant components.

Yaw bearings, which are found in every wind turbine, are made from rolled rings. Essentially, a yaw bearing is a large ring with teeth, all of which are either pointing outward or inward. The teeth allow the yaw bearing to engage with a smaller wheel attached to the yaw motor. The yaw motor turns the wind turbine so that the rotor (to which blades are attached) faces the wind in order to optimize electricity generation. The yaw bearing is used by the yaw motor to turn the wind turbine.

During the first half of 2007, we began supplying rolled rings that are made to our specifications by unrelated contract manufacturers to companies in the domestic wind power industry, as well as railway and heavy vehicle manufacturing companies. Currently, we have contracts to supply rolled rings to Luoyang Shengjia Bearing Co., Ltd. (contracted amount approximately $0.7 million), Luoyang Special Large-Size Bearing Co., Ltd. (contracted amount approximately $0.5 million), Luoyang Zhuxing Bearings Co., Ltd. (contracted amount approximately $0.5 million) and Luoyang Bearing Technology Co., Ltd. (contracted amount approximately $0.5 million).

We have also devoted a workspace of approximately 108,000 square feet at our Wuxi facilities to set up our own rolled ring manufacturing operation, which we plan to develop and expand in three phases. We have launched the first phase of our plan and are in the process of acquiring and installing manufacturing equipment. Upon completion of this initial phase, which is expected by October 2008, we anticipate that we will have the capacity to manufacture rolled rings up to five meters in diameter, using the axial closed-die rolling technology. Rolled rings manufactured using this method are characterized by high level of precision and surface smoothness, thereby minimizing post-production cutting and finishing work, as well as high level of structural strength and flexibility. Moreover, by the use of such advanced technology, we estimate that we will be able to save approximately 35% in materials versus other, more traditional, ring manufacturing techniques. We are also planning to have the capacity, upon completion of phase one, to manufacture shafts weighing up to 40 tons and measuring up to two meters in diameter, using the cross wedge rolling technique. Shafts are used by wind turbine makers to connect the wind turbine rotor to the gear box (a main shaft), and the gear box to the power generator (a small shaft). Compared to traditional methods of forging, cutting and forming shaft-type structures, the cross wedge rolling technique is highly efficient and inexpensive. More importantly, shafts formed by this technology have high quality, with surface that requires virtually no additional processing after formation.

For the second phase of our plan, we will continue to develop our manufacturing techniques and are planning to achieve capacity to produce forged rolled rings of up to six meters in diameter and shafts of up to 150 tons in weight. Concurrently, we will acquire the equipment necessary to produce yaw bearings from our rolled rings. Our goal for the third phase of our plan is to have the manufacturing capacity, at completion, to produce forged rolled rings and yaw bearings of up to eight meters in diameter and up to 150 tons in weight, and shafts of up to 500 tons in weight, to suit different applications and purposes.

We plan to deploy technology that will enable the high level of automation necessary for our intended manufacturing process. To that end, we have already acquired a state-of-the-art heat treatment value simulation software developed by the Forging Technology Section of the Mechanical Engineering Institute, a research organization. We are preparing to acquire a 4,500-ton oil press for the first phase of our plan, and plan to acquire a 6,000-ton oil press for the second phase and a 12,500-ton hydraulic press for the third phase.

Marketing and Distribution

Currently, our principal customers for our electrical power equipment are coking plants and coal-fired power stations. Our principal customers for rolled rings, on the other hand, are in the wind power, railway and heavy vehicle manufacturing industries, which purchase our products as components in equipment and system installations.

Our coking-related equipment is primarily sold to plants in Shanxi Province. Our dust collectors are sold to coking plants and power stations throughout the country. Our rolled rings are currently sold to companies in Luoyang, a city in Henan Province. No part of our business in the electrical power equipment segment is dependent on a single customer or a few customers, the loss of which would seriously harm our business, or on contracts or subcontracts that are subject to renegotiation or termination by a governmental agency.

Competition

China’s continuing reliance on coal, balanced against the mandates of the National Action Plan on Climate Change, is driving the demand for auxiliary electrical power equipment like ours, which in turn is attracting many companies to the industry, including international companies such as Australia’s Waterco Co. and the European conglomerate Suez Co., and domestic manufacturers such as Harbin Hydrogen Control Equipment Industrial Co. and Shanghai Taixin Environmental Equipment Co., Ltd. Many of these companies have research and development capabilities and funding sources that are superior to ours. Nevertheless, we believe that we have a competitive advantage due to our nationally-recognized name in textile dyeing machinery.

OUR SUPPLIERS

The main component of all of our products, both for Huayang Dye Machine and Huayang Electrical Power Equipment, is stainless steel. We purchase stainless steel tubes from Wuxi City Zhongtian Stainless Steel Co., Ltd., stainless steel plates from Wuxi City Fanshun Materials Co., Ltd., and stainless steel casings from Jiangyin Tongqing Machinery Manufacturing Co., Ltd. While we do not have long term contracts with these suppliers, we have extensive business relationship with them, and these companies have generally met our supply requirements. The price of stainless steel in China, while unstable, has generally been favorable to us as supply continues to exceed demand. However, we cannot guarantee that the present conditions of the stainless steel market will maintain. Any significant rise in the price of or demand for stainless steel could have an adverse affect on our results of operations.

Other materials needed to our manufacturing needs, such as stainless steel planks and transducers, are relatively easy to purchase from multiple vendors and we intend to work with two to three vendors to ensure the best pricing and quality of these supplies.

RESEARCH AND DEVELOPMENT

We believe product research and development (“R&D”) will be a key element of the future of our business.  We plan to invest in R&D to create and develop new products in both of our operating segments while improving upon our current offerings.  Currently we have 9 technical personnel combined in both of our operating segments. We intend to use our future earnings, and proceeds from our financing transactions, to develop an effective R&D program.

For our dye machine business, we are currently working on the development of an air-stream based dye machine that can: (i) reduce consumption of steam and cooling water, thereby reduce waste, (ii) increase the speed for application of dye fluid and the number of dye applicators, thereby promoting efficiency and reducing energy consumption; (iii) reduce potential damage to a textile through use of air streams to move the textile during the dye process; (iv) maintain a textile’s ideal piling density through use of basket-style structure; and (v) be readily switched to a fluid-based mode of operation as required by an end-user where a particular textile requires washing and rinsing during the dye process.

In our electric power equipment segment, we are working to complete setting up phase one of our rolled ring manufacturing operation, and will concentrate our R&D efforts on developing enhancement of rolled rings and related products principally for the wind power industry.

As part of our research and development effort, we team up with and undertake research projects with both private-sector companies and public-sector entities. We currently have one joint R&D project:

Joint R&D Project	Description

Coking and desulfurizating equipment
We have entered into a long-term cooperation agreement with Shanxi Province Coking Design Research Institute (the “Institute”) to develop next-generation coking and desulfurization equipment with emphasis on environmentally-friendly features. Under this cooperation agreement, the Institute will develop the equipment, to which we will have the exclusive right to manufacture and distribute at our option. If we elect to exercise our exclusive right, we will then enter into a separate agreement with the Institute concerning revenue sharing for the particular equipment. Otherwise, if we elect not to exercise our exclusive right, we will have no other obligations to the Institute under the cooperation agreement.

EMPLOYEES

As of November 13, 2007, we had a total of approximately 160 employees, all of which were full-time employees. Of these, 120 are in the dye machine segment, including 3 management personnel, 6 technicians, 12 sales representatives, 4 accounting and finance personnel, 3 purchasing agents, 6 quality control personnel and 86 workers. The remaining 40 employees are with our electrical equipment operations, including 3 engineers, 2 quality control personnel, 4 sales persons, 3 administrative staff, and 28 workers.

We our required to contribute a portion of our employees’ total salaries to the Chinese government’s social insurance funds, including medical insurance, unemployment insurance and job injuries insurance, in accordance with relevant regulations. In the last two fiscal years, we contributed, in the aggregate, approximately RMB 139,400 (approximately US$18,600) and RMB 170,000 (approximately US$22,700) for the fiscal years ended December 31, 2006 and 2005, respectively. We expect the amount of contribution to the government’s social insurance funds to increase in the future as we expand our workforce and operations.

All of our employees are members of a union, organized by the Union for Huishan District, Wuxi City as mandated by the PRC Union Law. Neither we nor any of our affiliates have experienced a work stoppage. Management believes that our relations with our employees are good.

PATENTS, TRADEMARKS, LICENSES, FRANCHISES, CONCESSIONS, ROYALTY AGREEMENTS OR LABOR CONTRACTS

We rely on a combination of trademark, copyright and trade secret protection laws in China and other jurisdictions, as well as confidentiality procedures and contractual provisions to protect our intellectual property and our brand. We have an issued patent in China in connection with one of our textile dyeing machines, valid for 10 years and we intend to apply for more patents to protect our core technologies. We also have confidentiality and non-compete policies in place as part of our company employment guideline which is given to each employee, and we enter into nondisclosure agreements with third parties.

The following table describes the intellectual property owned by us:

Type	Name	Issued by	Duration	Description
Trademark		Trademark Bureau of the People’s Republic of China	Ten years, expiring on February 27, 2012 (and renewable within six months prior to the end of each ten-year term for additional ten-year periods)	Logo, brand name used in connection with our products

Patent	Double overflow high temperature high speed dye machine ZL9822259.50.6	Intellectual Property Bureau of the People’s Republic of China	Ten years, expiring on April 28, 2009
The patented features include spraying nozzles that are adjustable to suit various types of fabric and minimize dyeing time, and a guiding mechanism to minimize rolled edges, fabric damage and knotting during the dyeing process

We have also submitted patent applications with the Intellectual Property Bureau for our double overflow high temperature high speed dye machine (Application No. 981111.3.X), as well as two types of dye jigger control devices (Application Nos. 03220528-7 and 03220529-5). The patent examination process takes approximately 12 months to complete. We believe that successfully obtaining these patents will further strengthen our position in the dye machinery industry.

GOVERNMENT APPROVAL AND REGULATION OF PRINCIPAL PRODUCTS OR SERVICES

Green Power and both of the Huayang Companies have been issued business licenses with the appropriate municipal and provincial governments which specifically authorize the companies to operate their respective businesses. All of these business licenses, which are subject to annual review by the issuing agencies, are current as of the date of this Current Report. No additional approval or license is required for the manufacturing and sale of the textile dyeing and finishing machines, the auxiliary electrical power equipment or the rolled rings.

Circular 106 Compliance and Approval

On May 31, 2007, the PRC State Administration of Foreign Exchange (“SAFE”) issued an official notice known as “Circular 106”, which requires the owners of any Chinese company to obtain SAFE’s approval before establishing any offshore holding company structure for foreign financing as well as subsequent acquisition matters in China. Accordingly, in early September 2007, the owners of 100% of the equity in the Huayang Companies, namely Jianhua Wu and Lihua Tang, submitted their application to SAFE. On September 19, 2007, SAFE approved their application, permitting these Chinese nationals to establish an offshore company, Fulland, as a “special purpose vehicle” for any foreign ownership and capital raising activities by the Huayang Companies. After SAFE’s approval, Mr. Wu and Ms. Tang became the majority owners of Fulland on October 11, 2007.

ENVIRONMENTAL MATTERS

The manufacturing processes in both of our operating segments generate noise, wastewater, gaseous wastes and other industrial wastes. We have installed various types of anti-pollution equipment in our facilities to reduce, treat, and where feasible, recycle the wastes generated in our manufacturing processes. Our operations are subject to regulations promulgated by China’s Environmental Protection Administration, Jiangsu Province Environmental Protection Administration and the Wuxi City Environmental Administration. We are also subject to periodic monitoring by local environmental protection authorities in Wuxi.

We have made considerable efforts to develop and sell environmentally compatible products. We believe that our manufacturing facilities and equipment are in substantial compliance with all applicable environmental regulations. Additional measures to maintain compliance are not expected to materially affect our capital expenditures, competitive position, financial position or results of operations.

PRINCIPAL EXECUTIVE OFFICES

We maintain both our administrative headquarters and manufacturing facilities in the northern outskirts of Wuxi City, at No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, China. Our telephone number is (86) 51083397559.

RISK FACTORS

You should carefully consider the risks described below together with all of the other information included in this report before making an investment decision with regard to our securities. The statements contained in or incorporated into this offering that are not historic facts are forward-looking statements that are subject to risks and uncertainties that could cause actual results to differ materially from those set forth in or implied by forward-looking statements. If any of the following risks actually occurs, our business, financial condition or results of operations could be harmed. In that case, the trading price of our common stock could decline, and you may lose all or part of your investment.

Risks Related to Our Industry

Our businesses are subject to fluctuations in operating results due to general economic conditions, specific economic conditions in the industries in which it operates and other external forces.

Our businesses and operations could be affected by the following, among other factors:

•	changes in general economic conditions and specific conditions in industries in which our businesses operate that can result in the deferral or reduction of purchases by end-use customers;

•	the effects of terrorist activity and international conflicts, which could lead to business interruptions;

•	the size, timing and cancellation of significant orders, which can be non-recurring;

•	market acceptance of new products and product enhancements;

•	announcements, introductions and transitions of new products by us or our competitors;

•	deferrals of customer orders in anticipation of new products or product enhancements introduced by us or our competitors;

•	changes in pricing in response to competitive pricing actions;

•	supply constraints;

•	the level of expenditures on research and development and sales and marketing programs;

•	our ability to achieve targeted cost reductions;

•	rising interest rates; and

•	excess facilities.

The nature of our products creates the possibility of significant product liability and warranty claims, which could harm our business.

Customers use some of our products in potentially hazardous applications that can cause injury or loss of life and damage to property, equipment or the environment. In addition, some of our products are integral to the production process for some end-users and any failure of our products could result in a suspension of operations. Although we maintain strict quality controls and procedures, we cannot be certain that our products will be completely free from defects. Moreover, we do not have any product liability insurance and may not have adequate resources to satisfy a judgment in the event of a successful claim against us. The successful assertion of product liability claims against us could result in potentially significant monetary damages and require us to make significant payments. In addition, because the insurance industry in China is still in its early stages of development, business interruption insurance available in China offers limited coverage compared to that offered in many other countries. We do not have any business interruption insurance. Any business disruption or natural disaster could result in substantial costs and diversion of resources.

A downturn in the major markets in which we served may adversely affect results.

While our businesses serve a broad array of end markets, a sustained downturn in the general industrial or textile markets could have a material adverse effect on our business, results of operation or financial condition.

If we fail to introduce enhancements to our existing products or to keep abreast of technological changes in our markets, our business and results of operations could be adversely affected.

Although certain technologies in the industries that we occupy are well established, we believe our future success depends in part on our ability to enhance our existing products and develop new products in order to continue to meet customer demands. Our failure to introduce new or enhanced products on a timely and cost-competitive basis, or the development of processes that make our existing technologies or products obsolete, could harm our business and results of operations.

Because we face intense competition from other companies for both of our operating segments, many of which have greater resources than we do, we may not be able to compete successfully and we may lose or be unable to gain market share.

The markets for products in both of our business segments are intensely competitive. Many of our competitors have established more prominent market positions, and if we fail to attract and retain customers and establish successful distribution networks in our target markets for our products, we will be unable to increase our sales. Many of our existing and potential competitors have substantially greater financial, technical, manufacturing and other resources than we do. Our competitors’ greater size in some cases provides them with a competitive advantage with respect to manufacturing costs because of their economies of scale and their ability to purchase raw materials at lower prices, as well as securing supplies at times of shortages. Many of our competitors also have greater brand name recognition, more established distribution networks and larger customer bases. In addition, many of our competitors have well-established relationships with our current and potential distributors and have extensive knowledge of our target markets. As a result, they may be able to devote greater resources to the research, development, promotion and sale of their products or respond more quickly to evolving industry standards and changes in market conditions than we can. Our failure to adapt to changing market conditions and to compete successfully with existing or new competitors may materially and adversely affect our financial condition and results of operations.

Compliance with environmental regulations can be expensive, and noncompliance with these regulations may result in adverse publicity and potentially significant monetary damages and fines.

As our manufacturing processes generate noise, wastewater, gaseous and other industrial wastes, we are required to comply with all national and local regulations regarding protection of the environment. We are in compliance with present environmental protection requirements and have all necessary environmental permits to conduct our business. However, if more stringent regulations are adopted in the future, the costs of compliance with these new regulations could be substantial. We believe that we have all necessary permits to conduct our business as it is presently conducted. If we fail to comply with present or future environmental regulations, however, we may be required to pay substantial fines, suspend production or cease operations. We use, generate and discharge toxic, volatile and otherwise hazardous chemicals and wastes in our research and development and manufacturing activities. Any failure by us to control the use of, or to restrict adequately the discharge of, hazardous substances could subject us to potentially significant monetary damages and fines or suspensions in our business operations.

Our products are subject to PRC regulations that pertain to electrical equipment, which may materially adversely affect our business.

These regulations influence the design, components or operation of such products. New regulations and changes to current regulations are always possible and, in some jurisdictions, regulations may be introduced with little or no time to bring related products into compliance with these regulations. Our failure to comply with these regulations may restrict our ability to sell our products in the PRC. In addition, these regulations may increase our cost of supplying the products by forcing us to redesign existing products or to use more expensive designs or components. In these cases, we may experience unexpected disruptions in our ability to supply customers with products, or we may incur unexpected costs or operational complexities to bring products into compliance. This could have an adverse effect on our revenues, gross profit margins and results of operations and increase the volatility of our financial results.

We operate in industries that are cyclical, and downturns in such industries may adversely affect our operating results.

The textile and apparel industries have historically been subject to substantial cyclical variations and are particularly affected by adverse trends in the general economy. These industries are subject to significant pricing pressure caused by many factors, including intense competition, consolidation in the retail industry, pressure from retailers to reduce the costs of products and changes in consumer demand. These factors may decrease the demands for our dye machines or cause us to reduce our sales prices to our customers, which could cause our gross margin to decline if we are unable to offset price reductions with comparable reductions in our operating costs. If our sales prices decline and we fail to sufficiently reduce our product costs or operating expenses, our profitability will decline. This could have a material adverse effect on our results of operations, liquidity and financial condition.

Historically, a substantial portion of our revenue from our electrical equipment segment has been derived from sales of our products to companies in the coking and power generating industries, or to firms that design and construct facilities for these industries. The core industries in which our products are used are, to varying degrees, cyclical and have historically experienced severe downturns. A downturn in one or more of these industries could occur at any time. In the event of such a downturn, we have no way of knowing if, when and to what extent there might be a recovery. Deterioration in any of the cyclical industries we serve would harm our business and operating results because our customers would not likely have the resources necessary to purchase our products or would not likely have the need to build additional facilities or improve existing facilities.

Risks Relating to Our Business

Our limited operating history may not serve as an adequate basis to judge our future prospects and results of operations.

We have a limited operating history. Huayang Dye Machine commenced operations in 1995 and Huayang Electrical Power Equipment in 2004. Accordingly, you should consider our future prospects in light of the risks and uncertainties experienced by early stage companies in evolving industries such as the dye machinery industry and the electrical equipment industry in China. Some of these risks and uncertainties relate to our ability to:

●	achieve and/or maintain our position as a market leader in China in our industry segments;

●	offer new and innovative products to attract and retain a larger customer base;

●	attract additional customers and increase spending per customer;

●	increase awareness of our brand and continue to develop user and customer loyalty;

●	respond to competitive market conditions;

●	respond to changes in our regulatory environment;

●	manage risks associated with intellectual property rights;

●	maintain effective control of our costs and expenses;

●	raise sufficient capital to sustain and expand our business;

●	attract, retain and motivate qualified personnel; and

●	upgrade our technology to support additional research and development of new products.

If we are unsuccessful in addressing any of these risks and uncertainties, our business may be materially and adversely affected.

We are currently implementing various strategic business initiatives, and the success of our businesses will depend on its ability to effectively develop and implement these initiatives.

We are currently implementing various strategic business initiatives. In connection with the development and implementation of these initiatives, we have incurred, and expect to continue to incur, additional expenses, including, among others, expenses associated with discontinuing underperforming operations and closing certain of its plants and facilities and related severance costs. The development and implementation of these initiatives also requires management to divert a portion of its time from day-to-day operations. These expenses and diversions could have a significant impact on our operations and profitability, particularly if the initiatives included in any new initiative proves to be unsuccessful. Moreover, if we are unable to implement an initiative in a timely manner, or if those initiatives turn out to be ineffective or are executed improperly, our business and operating results would be adversely affected.

Failure to successfully reduce our production costs may adversely affect our financial results.

A significant portion of our strategy relies upon our ability to successfully rationalize and improve the efficiency of our operations. In particular, our strategy relies on our ability to reduce our production costs in order to remain competitive. If we are not able to continue to successfully implement cost reduction measures, or if these efforts do not generate the level of cost savings that we expect going forward or result in higher than expected costs, there could be a material adverse effect on our business, financial condition, results of operations or cash flows.

If we are unable to make necessary capital investments or respond to pricing pressures, our business may be harmed.

In order to remain competitive, we need to invest continuously in research and development, manufacturing, customer service and support, and marketing. From time to time we also have to adjust the prices of our products to remain competitive. We may not have available sufficient financial or other resources to continue to make investments necessary to maintain our competitive position.

A decrease in supply or increase in cost of the materials used in our products could harm our profitability.

Any restrictions on the supply or the increase in the cost of the materials used by us in manufacturing our products could significantly reduce our profit margins. Efforts to mitigate restrictions on the supply or price increases of materials by entering into long-term purchase agreements, by implementing productivity improvements or by passing cost increases on to our customers may not be successful. Our profitability depends largely on the price and continuity of supply of the materials used in the manufacture of our products, which in many instances are supplied by a limited number of sources.

Unforeseen or recurring operational problems at our facilities may cause significant lost production, which could have a material adverse effect on our business, financial condition, results of operations and cash flows.

Our manufacturing processes could be affected by operational problems that could impair our production capability. Our facilities contain complex and sophisticated machines that are used in our manufacturing process. Disruptions at our facilities could be caused by maintenance outages; prolonged power failures or reductions; a breakdown, failure or substandard performance of any of our machines; the effect of noncompliance with material environmental requirements or permits; disruptions in the transportation infrastructure, including railroad tracks, bridges, tunnels or roads; fires, floods, earthquakes or other catastrophic disasters; labor difficulties; or other operational problems. Any prolonged disruption in operations at our facilities could cause significant lost production, which would have a material adverse effect on our business, financial condition, results of operations and cash flows.

We may not be able to manage the expansion of our operations effectively, which may have an adverse affect on our business and results of operations.

The revenues from the production and sale of our current product offerings and the projected revenues from these products may not be adequate to support our expansion and product development programs.  We will need substantial additional funds to expand our production facilities, pursue further research and development, obtain regulatory approvals; file, prosecute, defend and enforce our intellectual property rights and market our products.  We will seek additional funds through public or private equity or debt financing, strategic transactions and/or from other sources.  We could enter into collaborative arrangements for the development of particular products that would lead to our relinquishing some or all rights to the related technology or products. There are no assurances that future funding will be available on favorable terms or at all.  If additional funding is not obtained, we will need to reduce, defer or cancel development programs, planned initiatives or overhead expenditures, to the extent necessary.  The failure to fund our capital requirements would have a material adverse effect on our business, financial condition and results of operations.

Our officers and directors own a substantial portion of our outstanding common stock, which will enable them to influence many significant corporate actions and in certain circumstances may prevent a change in control that would otherwise be beneficial to our shareholders.

Immediately after the Closing of the share exchange transaction, our directors and executive officers will control approximately 48.67% of our outstanding shares of stock that are entitled to vote on all corporate actions. These stockholders, acting together, could have a substantial impact on matters requiring the vote of the shareholders, including the election of our directors and most of our corporate actions. This control could delay, defer or prevent others from initiating a potential merger, takeover or other change in our control, even if these actions would benefit our shareholders and us. This control could adversely affect the voting and other rights of our other shareholders and could depress the market price of our common stock.

Our business depends substantially on the continuing efforts of our executive officers and our ability to maintain a skilled labor force, and our business may be severely disrupted if we lose their services.

Our future success depends substantially on the continued services of our executive officers, especially Mr. Jianhua Wu, our chief executive officer and the chairman of our Board. We do not maintain key man life insurance on any of our executive officers. If one or more of our executive officers are unable or unwilling to continue in their present positions, we may not be able to replace them readily, if at all. Therefore, our business may be severely disrupted, and we may incur additional expenses to recruit and retain new officers. In addition, if any of our executives joins a competitor or forms a competing company, we may lose some of our customers. Each of our executive officers has entered into an employment agreement with our subsidiary, which contains confidentiality and non-competition provisions. However, if any disputes arise between our executive officers and us, we cannot assure you, in light of uncertainties associated with the Chinese legal system, the extent to which any of these agreements could be enforced in China, where some of our executive officers reside and hold some of their assets. See “Risks Related to Doing Business in China — Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.”

Our future success also depends, to a significant extent, on our ability to attract, train and retain technical personnel. Recruiting and retaining capable personnel, particularly those with expertise in our chosen industries, are vital to our success. There is substantial competition for qualified technical personnel, and there can be no assurance that we will be able to attract or retain our technical personnel. If we are unable to attract and retain qualified employees, our business may be materially and adversely affected.

Our failure to protect our intellectual property rights may undermine our competitive position, and litigation to protect our intellectual property rights or defend against third-party allegations of infringement may be costly.

We rely primarily on patent, trademark, trade secret, copyright law and other contractual restrictions to protect our intellectual property. Nevertheless, these afford only limited protection and the actions we take to protect our intellectual property rights may not be adequate. For example, we have one issued patent from our dye machine segment, and three patent applications also from the same segment pending in China. We cannot assure you that our patent applications will be issued with claims sufficiently broad for our business. As a result, third parties may infringe or misappropriate our proprietary technologies or other intellectual property rights, which could have a material adverse effect on our business, financial condition or operating results. In addition, policing unauthorized use of proprietary technology can be difficult and expensive. Litigation may be necessary to enforce our intellectual property rights, protect our trade secrets or determine the validity and scope of the proprietary rights of others. We cannot assure you that the outcome of such potential litigation will be in our favor. Such litigation may be costly and may divert management attention as well as expend our other resources away from our business. An adverse determination in any such litigation will impair our intellectual property rights and may harm our business, prospects and reputation. In addition, we have no insurance coverage against litigation costs and would have to bear all costs arising from such litigation to the extent we are unable to recover them from other parties. The occurrence of any of the foregoing could have a material adverse effect on our business, results of operations and financial condition.

Implementation of China’s intellectual property-related laws has historically been lacking, primarily because of ambiguities in China’s laws and difficulties in enforcement. Accordingly, intellectual property rights and confidentiality protections in China may not be as effective as in the United States or other countries.

We may be exposed to infringement or misappropriation claims by third parties, which, if determined adversely to us, could cause us to pay significant damage awards.

Our success also depends largely on our ability to use and develop our technology and know-how without infringing the intellectual property rights of third parties. The validity and scope of claims relating to technology patents relating to our industries involve complex scientific, legal and factual questions and analysis and, therefore, may be highly uncertain. We may be subject to litigation involving claims of patent infringement or violation of intellectual property rights of third parties. The defense and prosecution of intellectual property suits, patent opposition proceedings and related legal and administrative proceedings can be both costly and time consuming and may significantly divert the efforts and resources of our technical and management personnel. An adverse determination in any such litigation or proceedings to which we may become a party could subject us to significant liability to third parties, require us to seek licenses from third parties, to pay ongoing royalties, or to redesign our products or subject us to injunctions prohibiting the manufacture and sale of our products or the use of our technologies. Protracted litigation could also result in our customers or potential customers deferring or limiting their purchase or use of our products until resolution of such litigation.

Our dependence on a limited number of third-party suppliers for key raw materials and customized manufacturing equipment could prevent us from timely delivering our products to our customers in the required quantities, which could result in order cancellations and decreased revenues.

Stainless steel is the essential raw material for making all of our products. We purchase stainless steel tubes, cast and stock pieces from a limited number of third-party suppliers. If we fail to develop or maintain our relationships with these or our other suppliers, we may be unable to manufacture our products or our products may be available at a higher cost or after a long delay, and we could be prevented from delivering our products to our customers in the required quantities and at prices that are profitable. Problems of this kind could cause us to experience order cancellations and loss of market share. The failure of a supplier to supply materials and components that meet our quality, quantity and cost requirements in a timely manner could impair our ability to manufacture our products or increase our costs, particularly if we are unable to obtain these materials and components from alternative sources on a timely basis or on commercially reasonable terms. In addition, certain of our manufacturing equipment has been designed and made specifically for us. As a result, such equipment is not readily available from multiple vendors and would be difficult to repair or replace. Any significant damage to, or break down of, our customized manufacturing equipment could cause material interruptions to our operations and consequentially, could have a material adverse effect on our business and results of operations.

Our success may depend on collaborative partners, licensees and other third parties over whom we have limited control

We will look for other areas in the electrical equipment industry for growth opportunity, and to that end, we may enter into arrangements with academic institutes, corporate and academic collaborators and others for the research and development of the relevant technologies. There are no assurances that we will be able to establish or maintain collaborations that are important to our business on favorable terms, or at all.

A number of risks arise from our dependence on collaborative agreements with third parties.  Product development and commercialization efforts could be adversely affected if any collaborative partner:

•	terminates or suspends its agreement with us

•	causes delays

•	pursue other technologies or develop alternative products that could compete with the products we are developing, or

•	otherwise fails to meet its contractual obligations.

 Risks Related to Doing Business in China

Adverse changes in political and economic policies of the Chinese government could have a material adverse effect on the overall economic growth of China, which could reduce the demand for our products and materially and adversely affect our competitive position.

All of our business operations are conducted and all of our sales are made in China. Accordingly, our business, financial condition, results of operations and prospects are affected significantly by economic, political and legal developments in China. The Chinese economy differs from the economies of most developed countries in many respects, including:

•	the amount of government involvement;

•	the level of development;

•	the growth rate;

•	the control of foreign exchange; and

•	the allocation of resources.

While the Chinese economy has grown significantly in the past 20 years, the growth has been uneven, both geographically and among various sectors of the economy. The Chinese government has implemented various measures to encourage economic growth and guide the allocation of resources. Some of these measures benefit the overall Chinese economy, but may also have a negative effect on us. For example, our financial condition and results of operations may be adversely affected by government control over capital investments or changes in tax regulations that are applicable to us.

The Chinese economy has been transitioning from a planned economy to a more market-oriented economy. Although in recent years the Chinese government has implemented measures emphasizing the utilization of market forces for economic reform, the reduction of state ownership of productive assets and the establishment of sound corporate governance in business enterprises, a substantial portion of the productive assets in China is still owned by the Chinese government. The continued control of these assets and other aspects of the national economy by the Chinese government could materially and adversely affect our business. The Chinese government also exercises significant control over Chinese economic growth through the allocation of resources, controlling payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. Efforts by the Chinese government to slow the pace of growth of the Chinese economy could result in decreased capital expenditure by solar energy users, which in turn could reduce demand for our products.

Any adverse change in the economic conditions or government policies in China could have a material adverse effect on the overall economic growth and the level of renewable energy investments and expenditures in China, which in turn could lead to a reduction in demand for our products and consequently have a material adverse effect on our businesses.

Uncertainties with respect to the Chinese legal system could have a material adverse effect on us.

We conduct substantially all of our business through our subsidiary, Fulland and its subsidiary, Green Power, which is established in China. Green Power is generally subject to laws and regulations applicable to foreign investment in China and, in particular, laws applicable to wholly foreign-owned enterprises. China’s legal system is based on written statutes. Prior court decisions may be cited for reference but have limited precedential value. Since 1979, Chinese legislation and regulations have significantly enhanced the protections afforded to various forms of foreign investments in China. However, since these laws and regulations are relatively new and China’s legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involve uncertainties, which may limit legal protections available to us. In addition, any litigation in China may be protracted and result in substantial costs and diversion of resources and management attention.

We rely on dividends paid by our subsidiaries for our cash needs

We conduct substantially all of our operations through our subsidiary, Fulland, and its subsidiary, Green Power, which is a limited liability company established in China. We rely on dividends paid by Green Power for our cash needs, including the funds necessary to pay dividends and other cash distributions to our shareholders, to service any debt we may incur and to pay our operating expenses. The payment of dividends by entities organized in China is subject to limitations. Regulations in China currently permit payment of dividends only out of accumulated profits as determined in accordance with accounting standards and regulations in China. We are also required to set aside at least 10.0% of its after-tax profit based on China’s accounting standards each year to its general reserves until the accumulative amount of such reserves reach 50.0% of its registered capital. These reserves are not distributable as cash dividends. Green Power is also required to allocate a portion of its after-tax profits to its staff welfare and bonus funds, which may not be distributed to equity owners except in the event of liquidation. In addition, if Green Power incurs debt on its own behalf in the future, the instruments governing the debt may restrict its ability to pay dividends or make other distributions to us.

Fluctuation in the value of the Renminbi may have a material adverse effect on your investment.

The change in value of the Renminbi against the U.S. dollar and other currencies is affected by, among other things, changes in China’s political and economic conditions. On July 21, 2005, the Chinese government changed its decade-old policy of pegging the value of the Renminbi to the U.S. dollar. Under the new policy, the Renminbi is permitted to fluctuate within a narrow and managed band against a basket of certain foreign currencies. This change in policy has resulted in approximately 2.1% appreciation of Renminbi against U.S. dollar. While the international reaction to the Renminbi revaluation has generally been positive, there remains significant international pressure on the Chinese government to adopt an even more flexible currency policy, which could result in a further and more significant appreciation of the Renminbi against the U.S. dollar. As a portion of our costs and expenses is denominated in Renminbi, the revaluation in July 2005 and potential future revaluation has and could further increase our costs. In addition, as we rely entirely on dividends paid to us by our operating subsidiaries, any significant revaluation of the Renminbi may have a material adverse effect on our revenues and financial condition, and the value of, and any of our dividends payable on our ordinary shares in foreign currency terms. For example, to the extent that we need to convert U.S. dollars we receive from this offering into Renminbi for our operations, appreciation of the Renminbi against the U.S. dollar would have an adverse effect on the Renminbi amount we receive from the conversion. Conversely, if we decide to convert our Renminbi into U.S. dollars for the purpose of making payments for dividends on our ordinary shares or for other business purposes, appreciation of the U.S. dollar against the Renminbi would have a negative effect on the U.S. dollar amount available to us.

Restrictions on currency exchange may limit our ability to receive and use our revenues effectively.

All of our revenues and most of our expenses are denominated in Renminbi. If our revenues denominated in Renminbi increase or expenses denominated in Renminbi decrease in the future, we may need to convert a portion of our revenues into other currencies to meet our foreign currency obligations, including, among others, payment of dividends declared, if any, in respect of our ordinary shares. Under China’s existing foreign exchange regulations, our Chinese subsidiary, Green Power, is able to pay dividends in foreign currencies, without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, we cannot assure you that that the Chinese government will not take further measures in the future to restrict access to foreign currencies for current account transactions.

Foreign exchange transactions by Green Power under the capital account continue to be subject to significant foreign exchange controls and require the approval of China’s governmental authorities, including the SAFE. In particular, if Green Power borrows foreign currency loans from us or other foreign lenders, these loans must be registered with the SAFE, and if we finance Green Power by means of additional capital contributions, these capital contributions must be approved by certain government authorities including the Ministry of Commerce or its local counterparts. These limitations could affect the ability of Green Power to obtain foreign exchange through debt or equity financing.

We face risks related to health epidemics and other outbreaks.

Our business could be adversely affected by the effects of avian flu, SARS or another epidemic or outbreak. China reported a number of cases of SARS in April 2004. In 2005, there were reports on the occurrences of avian flu in various parts of China, including a few confirmed human cases. Any prolonged recurrence of avian flu, SARS or other adverse public health developments in China may have a material adverse effect on our business operations. These could include our ability to travel or ship our products outside of China, as well as temporary closure of our manufacturing facilities. Such closures or travel or shipment restrictions would severely disrupt our business operations and adversely affect our results of operations. We have not adopted any written preventive measures or contingency plans to combat any future outbreak of avian flu, SARS or any other epidemic.

Failure to comply with PRC regulations relating to the establishment of offshore special purpose companies by PRC residents may subject our PRC resident stockholders to personal liability, limit our ability to acquire PRC companies or to inject capital into our PRC subsidiaries, limit our PRC subsidiaries’ ability to distribute profits to us or otherwise materially adversely affect us.

          In October 2005, the PRC State Administration of Foreign Exchange, or SAFE, issued the Notice on Relevant Issues in the Foreign Exchange Control over Financing and Return Investment Through Special Purpose Companies by Residents Inside China, generally referred to as Circular 75, which required PRC residents to register with the competent local SAFE branch before establishing or acquiring control over an offshore special purpose company, or SPV, for the purpose of engaging in an equity financing outside of China on the strength of domestic PRC assets originally held by those residents. Internal implementing guidelines issued by SAFE, which became public in June 2007 (known as Notice 106), expanded the reach of Circular 75 by (i) purporting to cover the establishment or acquisition of control by PRC residents of offshore entities which merely acquire “control” over domestic companies or assets, even in the absence of legal ownership; (ii) adding requirements relating to the source of the PRC resident’s funds used to establish or acquire the offshore entity; (iii) covering the use of existing offshore entities for offshore financings; (iv) purporting to cover situations in which an offshore SPV establishes a new subsidiary in China or acquires an unrelated company or unrelated assets in China; and (v) making the domestic affiliate of the SPV responsible for the accuracy of certain documents which must be filed in connection with any such registration, notably, the business plan which describes the overseas financing and the use of proceeds. Amendments to registrations made under Circular 75 are required in connection with any increase or decrease of capital, transfer of shares, mergers and acquisitions, equity investment or creation of any security interest in any assets located in China to guarantee offshore obligations, and Notice 106 makes the offshore SPV jointly responsible for these filings. In the case of an SPV which was established, and which acquired a related domestic company or assets, before the implementation date of Circular 75, a retroactive SAFE registration was required to have been completed before March 31, 2006; this date was subsequently extended indefinitely by Notice 106, which also required that the registrant establish that all foreign exchange transactions undertaken by the SPV and its affiliates were in compliance with applicable laws and regulations. Failure to comply with the requirements of Circular 75, as applied by SAFE in accordance with Notice 106, may result in fines and other penalties under PRC laws for evasion of applicable foreign exchange restrictions. Any such failure could also result in the SPV’s affiliates being impeded or prevented from distributing their profits and the proceeds from any reduction in capital, share transfer or liquidation to the SPV, or from engaging in other transfers of funds into or out of China.

We believe our stockholders who are PRC residents as defined in Circular 75 have registered with the relevant branch of SAFE, as currently required, in connection with their equity interests in us and our acquisitions of equity interests in our PRC subsidiaries. However, we cannot provide any assurances that their existing registrations have fully complied with, and they have made all necessary amendments to their registration to fully comply with, all applicable registrations or approvals required by Circular 75. Moreover, because of uncertainty over how Circular 75 will be interpreted and implemented, and how or whether SAFE will apply it to us, we cannot predict how it will affect our business operations or future strategies. For example, our present and prospective PRC subsidiaries’ ability to conduct foreign exchange activities, such as the remittance of dividends and foreign currency-denominated borrowings, may be subject to compliance with Circular 75 by our PRC resident beneficial holders. In addition, such PRC residents may not always be able to complete the necessary registration procedures required by Circular 75. We also have little control over either our present or prospective direct or indirect stockholders or the outcome of such registration procedures. A failure by our PRC resident beneficial holders or future PRC resident stockholders to comply with Circular 75, if SAFE requires it, could subject these PRC resident beneficial holders to fines or legal sanctions, restrict our overseas or cross-border investment activities, limit our subsidiaries’ ability to make distributions or pay dividends or affect our ownership structure, which could adversely affect our business and prospects.

The OTC Bulletin Board is a quotation system, not an issuer listing service, market or exchange. Therefore, buying and selling stock on the OTC Bulletin Board is not as efficient as buying and selling stock through an exchange. As a result, it may be difficult for you to sell your common stock or you may not be able to sell your common stock for an optimum trading price.

          The OTC Bulletin Board is a regulated quotation service that displays real-time quotes, last sale prices and volume limitations in over-the-counter securities.

          Because trades and quotations on the OTC Bulletin Board involve a manual process, the market information for such securities cannot be guaranteed. In addition, quote information, or even firm quotes, may not be available. The manual execution process may delay order processing and intervening price fluctuations may result in the failure of a limit order to execute or the execution of a market order at a significantly different price. Execution of trades, execution reporting and the delivery of legal trade confirmations may be delayed significantly. Consequently, one may not be able to sell shares of our common stock at the optimum trading prices.

          When fewer shares of a security are being traded on the OTC Bulletin Board, volatility of prices may increase and price movement may outpace the ability to deliver accurate quote information. Lower trading volumes in a security may result in a lower likelihood of an individual’s orders being executed, and current prices may differ significantly from the price one was quoted by the OTC Bulletin Board at the time of the order entry.

          Orders for OTC Bulletin Board securities may be canceled or edited like orders for other securities. All requests to change or cancel an order must be submitted to, received and processed by the OTC Bulletin Board. Due to the manual order processing involved in handling OTC Bulletin Board trades, order processing and reporting may be delayed, and an individual may not be able to cancel or edit his order. Consequently, one may not able to sell shares of common stock at the optimum trading prices.

          The dealer’s spread (the difference between the bid and ask prices) may be large and may result in substantial losses to the seller of securities on the OTC Bulletin Board if the common stock or other security must be sold immediately. Further, purchasers of securities may incur an immediate “paper” loss due to the price spread. Moreover, dealers trading on the OTC Bulletin Board may not have a bid price for securities bought and sold through the OTC Bulletin Board. Due to the foregoing, demand for securities that are traded through the OTC Bulletin Board may be decreased or eliminated.

We are subject to the penny stock rules and these rules may adversely affect trading in our common stock.

          Our common stock is a “low-priced” security under rules promulgated under the Securities Exchange Act of 1934. In accordance with these rules, broker-dealers participating in transactions in low-priced securities must first deliver a risk disclosure document which describes the risks associated with such stocks, the broker-dealer’s duties in selling the stock, the customer’s rights and remedies and certain market and other information. Furthermore, the broker-dealer must make a suitability determination approving the customer for low-priced stock transactions based on the customer’s financial situation, investment experience and objectives. Broker-dealers must also disclose these restrictions in writing to the customer, obtain specific written consent from the customer, and provide monthly account statements to the customer. The effect of these restrictions probably decreases the willingness of broker-dealers to make a market in our common stock, decreases liquidity of our common stock and increases transaction costs for sales and purchases of our common stock as compared to other securities.

Our stock price may be volatile, which may result in losses to our shareholders.

The stock markets have experienced significant price and trading volume fluctuations, and the market prices of companies quoted on the Over-The-Counter Bulletin Board, the stock market in which shares of our common stock will be quoted, generally have been very volatile and have experienced sharp share price and trading volume changes. The trading price of our common stock is likely to be volatile and could fluctuate widely in response to many of the following factors, some of which are beyond our control:

•	variations in our operating results;

•	announcements of technological innovations, new services or product lines by us or our competitors;

•	changes in expectations of our future financial performance, including financial estimates by securities analysts and investors;

•	changes in operating and stock price performance of other companies in our industry;

•	additions or departures of key personnel; and

•	future sales of our common stock.

Domestic and international stock markets often experience significant price and volume fluctuations. These fluctuations, as well as general economic and political conditions unrelated to our performance, may adversely affect the price of our common stock. In particular, following initial public offerings, the market prices for stocks of companies often reach levels that bear no established relationship to the operating performance of these companies. These market prices are generally not sustainable and could vary widely. In the past, following periods of volatility in the market price of a public company’s securities, securities class action litigation has often been initiated.

We will incur increased costs and compliance risks as a result of becoming a public company.

As a public company, we will incur significant legal, accounting and other expenses that Green Power and the Huayang Companies did not incur as private companies prior to the Exchange. We will incur costs associated with our public company reporting requirements. We also anticipate that we will incur costs associated with recently adopted corporate governance requirements, including certain requirements under the Sarbanes-Oxley Act of 2002, as well as new rules implemented by the SEC and the National Association of Securities Dealers (“NASD”). We expect these rules and regulations, in particular Section 404 of the Sarbanes-Oxley Act of 2002, to significantly increase our legal and financial compliance costs and to make some activities more time-consuming and costly. Like many smaller public companies, we face a significant impact from required compliance with Section 404 of the Sarbanes-Oxley Act of 2002. Section 404 requires management of public companies to evaluate the effectiveness of internal control over financial reporting and the independent auditors to attest to the effectiveness of such internal controls and the evaluation performed by management. The SEC has adopted rules implementing Section 404 for public companies as well as disclosure requirements. The Public Company Accounting Oversight Board, or PCAOB, has adopted documentation and attestation standards that the independent auditors must follow in conducting its attestation under Section 404. We are currently preparing for compliance with Section 404; however, there can be no assurance that we will be able to effectively meet all of the requirements of Section 404 as currently known to us in the currently mandated timeframe. Any failure to implement effectively new or improved internal controls, or to resolve difficulties encountered in their implementation, could harm our operating results, cause us to fail to meet reporting obligations or result in management being required to give a qualified assessment of our internal controls over financial reporting or our independent auditors providing an adverse opinion regarding management’s assessment. Any such result could cause investors to lose confidence in our reported financial information, which could have a material adverse effect on our stock price.

We also expect these new rules and regulations may make it more difficult and more expensive for us to obtain director and officer liability insurance and we may be required to accept reduced policy limits and coverage or incur substantially higher costs to obtain the same or similar coverage. As a result, it may be more difficult for us to attract and retain qualified individuals to serve on our Board of Directors or as executive officers. We are currently evaluating and monitoring developments with respect to these new rules, and we cannot predict or estimate the amount of additional costs we may incur or the timing of such costs.

If we fail to maintain the adequacy of our internal controls, our ability to provide accurate financial statements and comply with the requirements of the Sarbanes-Oxley Act of 2002 could be impaired, which could cause our stock price to decrease substantially.

Since, prior to the share exchange transaction, Fulland operated as a private company without public reporting obligations, Fulland has committed limited personnel and resources to the development of the external reporting and compliance obligations that would be required of a public company. Recently, we have taken measures to address and improve our financial reporting and compliance capabilities and we are in the process of instituting changes to satisfy our obligations in connection with joining a public company, when and as such requirements become applicable to us. Prior to taking these measures, we did not believe we had the resources and capabilities to do so. We plan to obtain additional financial and accounting resources to support and enhance our ability to meet the requirements of being a public company. We will need to continue to improve our financial and managerial controls, reporting systems and procedures, and documentation thereof. If our financial and managerial controls, reporting systems or procedures fail, we may not be able to provide accurate financial statements on a timely basis or comply with the Sarbanes-Oxley Act of 2002 as it applies to us. Any failure of our internal controls or our ability to provide accurate financial statements could cause the trading price of our common stock to decrease substantially.

We do not anticipate paying any cash dividends.

We presently do not anticipate that we will pay any dividends on any of our capital stock in the foreseeable future. The payment of dividends, if any, would be contingent upon our revenues and earnings, if any, capital requirements, and general financial condition. The payment of any dividends is within the discretion of our Board of Directors. We presently intend to retain all earnings, if any, to implement our business plan; accordingly, we do not anticipate the declaration of any dividends in the foreseeable future.

SELECTED CONSOLIDATED FINANCIAL DATA

You should read the summary consolidated financial data set forth below in conjunction with “Management’s Discussion and Analysis of Financial Condition or Plan of Operations” and our predecessor’s financial statements and the related notes included elsewhere in this report. We derived the financial data for the fiscal years ended December 31, 2006 and 2005 and for the nine months ended September 30, 2007 and 2006, and as of September 30, 2007 and December 31, 2006 from the financial statements included in this report. The historical results are not necessarily indicative of the results to be expected for any future period.

	Nine months ended September 30,		Year ended December 31,	Year ended December 31,
	2007	2006	2006	2005
	(Unaudited)	(Unaudited)	(Audited)	(Audited)

Net Revenues	$16,589,475	$12,344,395	$18,198,810	$12,082,376
Cost of Sales	11,831,546	8,830,941	12,758,065	8,863,823

Gross Profit	4,757,929	3,513,454	5,44,745	3,218,553

Total Operating Expenses	773,981	768,956	761,367	825,244

Income from Operations	3,983,948	2,744,498	4,679,378	2,393,309
Total Other Income (Expense)	6,740,454	(5,515)	5,465	22,036

Income Before Income Taxes	10,724,402	2,738,983	4,673,913	2,371,273
Income Taxes	1,315,094	913,397	1,542,391	789,218

Net Income	$9,409,308	$1,825,586	$3,131,522	$1,582,055

	As of September 30,	As at December 31,
	2007	2006	2005
	(Unaudited)
Consolidated Balance Sheet Data:
Cash and Cash Equivalents	$600,745	$421,390	$230,179
Working Capital (Deficit)	3,496,562	(137,493)	(4,859,689)
Total Assets	22,865,264	14,249,768	13,444,629
Total Current Liabilities	4,759,451	6,077,249	8,626,687
Total Stockholders’ Equity	18,105,813	8,172,519	4,817,942

The share exchange transaction under the Exchange Agreement is deemed to be a reverse acquisition, where the Registrant (the legal acquirer) is considered the accounting acquiree and Fulland (the legal acquiree) is considered the accounting acquirer. Certain information regarding pro forma financial information for the share exchange transaction is included as Exhibit 99.3 to the current report on Form 8-K filed on November 13, 2007.

MANAGEMENT’S DISCUSSION AND ANALYSIS OR PLAN OF OPERATIONS

The following discussion of the financial condition and results of operation of the Registrant for the fiscal years ended December 31, 2006 and 2005, and for the nine months ended September 30, 2007 and 2006 should be read in conjunction with the selected consolidated financial data, the financial statements and the notes to those statements that are included elsewhere in this Current Report on Form 8-K (“Form 8-K”). Our discussion includes forward-looking statements based upon current expectations that involve risks and uncertainties, such as our plans, objectives, expectations and intentions. Actual results and the timing of events could differ materially from those anticipated in these forward-looking statements as a result of a number of factors, including those set forth under the Risk Factors, Cautionary Notice Regarding Forward-Looking Statements and Business sections in this Form 8-K. We use terms such as “anticipate,” “estimate,” “plan,” “project,” “continuing,” “ongoing,” “expect,” “believe,” “intend,” “may,” “will,” “should,” “could,” and similar expressions to identify forward-looking statements.

 Overview

Prior to November 13, 2007, we were a public reporting blind pool company with no assets. On November 13, 2007, we executed and completed the transactions contemplated by the share exchange agreement with Fulland and its stockholders and Synergy, which was then our principal stockholder. Pursuant to this agreement, and simultaneously with a financing from sales of our 3% convertible subordinated notes, (i) we issued 36,577,704 shares of common stock to the former stockholders of Fulland (in exchange for their shares in Fulland) and (ii) purchased 8,006,490 shares of common stock from Synergy for $625,000 and cancelled such shares. The $625,000 payment was made from the proceeds of the financing.

Fulland conducts its business operations through its wholly-owned subsidiary, Greenpower, in PRC as a wholly foreign owned limited liability company. Greenpower, through the Huayang Companies, is engaged in the design and manufacture of dye machines, auxiliary electrical equipment and related parts or fittings and the sale of such product and relevant consulting services or post-sale services. Greenpower is also currently distributing rolled rings made by unrelated manufacturer, but is in the process of setting up its own rolled ring manufacturing facility. Greenpower operates and controls the Huayang Companies through contractual arrangements. Fulland used the contractual arrangements to acquire control of the Huayang Companies, instead of acquiring the business of Huayang Companies in order not to violate the laws of the PRC which significantly restrict a PRC company from selling its assets to a foreign entity other than for cash and otherwise impose restriction on foreign investment in PRC companies.

The acquisition of Fulland was accounted for as a reverse merger because on a post-merger basis, the former shareholders of Fulland held a majority of the outstanding common stock of the Company on a voting and fully-diluted basis. As a result of the share exchanges, Fulland was deemed to be the acquirer for accounting purposes. Accordingly, the financial statement data presented are those of Fulland (including the Huayang Companies) for all periods prior to our acquisition of Fulland on November 13, 2007, and the financial statements of the consolidated companies from the acquisition date forward.

We are not engaged in any business or operations other than pursuant to the business conducted by the Huayang Companies. As such, we are completely dependent on the contractual arrangements. As described in the financial statements included in this report, the assets and liabilities at September 30, 2007 and the results of operations for the nine months ended September 30, 2007 and 2006 and the years ended December 31, 2006 and 2005 are those of the Huayang Companies. All of those assets and operations are located in the PRC and the contractual arrangements are subject to interpretation and enforcement under the laws of the PRC. If we are unable to enforce any legal rights we may have under these contracts or otherwise, our ability to conduct our business is in jeopardy. In addition, the terms of these contracts expire in November 2016 and there are no assurances these agreements will be renewed. If the Contractual Arrangements are not renewed or are significantly modified, unless we have expanded our business and operations, of which there are no assurances, we will in all likelihood be forced to cease our operations. Further, changes in the laws of the PRC may affect our ability to conduct our business in the present manner.

Through September 30, 2007, and continuing thereafter, our revenues have been derived from two unrelated businesses - the manufacturing of dyeing and finishing equipment and the manufacture of electrical power equipment. We market products from these two segments with independent marketing groups to different customer bases. The dyeing and finishing equipment business has been our principal source of revenue and operating income, accounting for 83.3% of our revenue and 89.3% of our operating income in the nine months ended September 30, 2007, 81.8% of our revenue and 81.3% of our operating income in the year ended December 31, 2006, 96.3% of our revenue and substantially all of our operating income in the year ended December 31, 2005. Substantially all of our sales of these products are made to companies in the PRC. As a result, we are dependent upon the continued growth of the textile industry in the PRC. To the extent that growth in this industry stagnates in the PRC, whether as a result of export restrictions from countries such as the United States, who are major importers of Chinese-made textiles, or shifts in international manufacturing to countries which may have a lower cost than the PRC or overexpansion of the Chinese textile industry, we will have more difficult in selling these products in the PRC, and we may have difficulty exporting our equipment. Further, as the textile industry seeks to lower costs by purchasing equipment that uses the most technological developments to improve productivity, reduce costs and have less adverse environmental impact, if we are not able to offer products utilizing the most current technology, our ability to market our products will suffer. Although we seek to work with our customers in designing equipment to meet their anticipated needs, we cannot assure you that we will be able to develop products and enhancements that are required or desired by the industry.

In our electrical power equipment division, we manufacture specialty equipment used in the production of coal generated electricity. In 2007, we commenced the sale and distribution of rolled rings as part of our electrical power equipment division. Revenues from our electrical power equipment division accounted for accounting for 16.7% of revenues and 10.7% of operating income in the nine months ended September 30, 2007, 18.2% of revenues and 18.7% of operating income in the year ended December 31, 2006, and 3.7% of revenues and no portion of operating income in the year ended December 31, 2005. During the nine months ended September 30, 2007, we began to generate revenues from the sale of rolled rings. These activities accounted for 3.3% of revenues in the nine months ended September 30, 2007. Revenues from the electrical power equipment division were not significant for the nine months ended September 30, 2006. We market the electrical power equipment to operators of coal-fired electricity generation plants and coking plants. Our ability to market these products is dependent upon the continued growth of these plants and our ability to offer products that enable their operators to operate through a cleaner process than would otherwise be available at a reasonable cost. To the extent that government regulations are adopted that require power and coking plants to reduce or eliminate polluting discharges, our equipment would need to be designed to meet such requirements. Rolled rings, which are presently made for us by unrelated manufacturers, can be used in a number of industries. We are in the process of constructing our own manufacturing facility to produce rolled rings for use primarily by the wind power industry. Using the proceeds from our November 2007 financing, we intend to complete phase one of the facility by October 2008. Wind power currently accounts for a small percentage of the power generated in the PRC, and our ability to market to this segment is dependent upon both the growth of the acceptance of wind power as an energy source in the PRC and the acceptance of our products. We expect the most significant cash expenditure that we will incur before we can generate significant revenues from wind power business segment is the acquisition of newly-constructed buildings and the related land use rights from Wuxi Huayuang Boiler Company, Ltd., in which we hold a 33% interest, for $11.9 million. As of September 30, 2007, we had made payments of $5.9 million, which are classified as deposits on long-term assets on the balance sheet. The remaining balance of $6.0 million is due in the first quarter of 2008.

Critical Accounting Policies and Estimates

Use of Estimates

The preparation of these financial statements requires us to make estimates and assumptions that affect the reported amounts of assets and liabilities and the disclosure of contingent assets and liabilities at the date of the financial statements as well as the reported net sales and expenses during the reporting periods. On an ongoing basis, we evaluate our estimates and assumptions. We base our estimates on historical experience and on various other factors that we believe are reasonable under the circumstances, the results of which form the basis for making judgments about the carrying value of assets and liabilities that are not readily apparent from other sources. Actual results may differ from these estimates under different assumptions or conditions.

Reverse Acquisition

On November 13, 2007, we acquired Fulland in a transaction in which we issued 36,577,704 shares of common stock to the former stockholders of Fulland and purchased 8,006,490 shares of common stock from our then-principal stockholder and cancelled such shares. The exchange was treated as a recapitalization that gave effect to the share exchange agreement discussed above. Under generally accepted accounting principles, our acquisition of Fulland is considered to be capital transactions in substance, rather than a business combination. That is, the acquisition is equivalent to the acquisition by Fulland of us, with the issuance of stock by Fulland for the net monetary assets of the Company. This transaction is accompanied by a recapitalization, and is accounted for as a change in capital structure. Accordingly, the accounting for the acquisition is identical to that resulting from a reverse acquisition, except that no goodwill is recorded. Under reverse takeover accounting, our historical financial statements are those of the Fulland, which is treated as the acquiring party for accounting purposes. Since Fulland and Greenpower has not been engaged in any business activities, our financial statements for periods prior to the closing of the reverse acquisition reflect only business of the Huayang Companies. The financial statements reflect the recapitalization of the stockholders’ equity as if the transactions occurred as of the beginning of the first period presented. Thus, the 36,577,704 shares of common stock issued to the former Fulland stockholders are deemed to be outstanding from December 31, 2004.

Variable Interest Entities

Pursuant to FASB Interpretation No. 46R “Consolidation of Variable Interest Entities” (“FIN 46R”), an Interpretation of Accounting Research Bulletin No. 51, we are required to include in our consolidated financial statements the financial statements of variable interest entities. FIN 46R requires a variable interest entity to be consolidated by a company if that company is subject to a majority of the risk of loss for the variable interest entity or is entitled to receive a majority of the variable interest entity’s residual returns. Variable interest entities are those entities in which we, through contractual arrangements, bear the risk of, and enjoy the rewards normally associated with ownership of the entity, and therefore we are the primary beneficiary of the entity. As a result of our contractual agreements with the Huayang Companies, we are entitled to the profits of the Huayang Companies in addition to other rights. Both of these companies are variable interest entities, and their financial statements are consolidated with ours.

Inventories

Inventories, consisting of raw materials and finished goods related to our products, are stated at the lower of cost or market utilizing the weighted average method.

Property and equipment

Property and equipment are stated at cost less accumulated depreciation. Depreciation is computed using straight-line method over the estimated useful lives of the assets. The estimated useful lives of the assets are as follows:

Useful Life
Building and building improvements	20 - 40	Years
Manufacturing equipment	10 - 15	Years
Office equipment and furniture	5-8	Years
Vehicle	5	Years

The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income in the year of disposition.

Long-lived assets are reviewed periodically, or more often if circumstances dictate, to determine whether their carrying value has become impaired. We consider assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. We also re-evaluate the amortization periods to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

In accordance with Statement of Financial Accounting Standards (SFAS) No. 144, “Accounting for the Impairment or Disposal of Long-Lived Assets,” we examine the possibility of decreases in the value of fixed assets when events or changes in circumstances reflect the fact that their recorded value may not be recoverable. We recognize an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its book value.

Intangible assets

There is no private ownership of land in the PRC. All land in the PRC is owned by the government and cannot be sold to any individual or company. The government grants a land use right which permits the holder of the land use right to use the land for a specified period. Our land use rights were granted with a term of 50 years. Any transfer of the land use right requires government approval. We have recorded as an intangible asset the costs paid to acquire a land use right. The land use rights are amortized on the straight-line method over the term of the 50 year term of the land use right.

Purchased technological know-how includes secret formulas, manufacturing processes, technical, procedural manuals and the certificate of drugs production and is amortized using the straight-line method over the expected useful economic life of five years, which reflects the period over which those formulas, manufacturing processes, technical and procedural manuals are kept secret in accordance with the agreement between us and the selling parties.

Our Intangible assets are reviewed periodically or more often if circumstances dictate, to determine whether their carrying value has become impaired. We consider assets to be impaired if the carrying value exceeds the future projected cash flows from related operations. We also re-evaluate the amortization periods to determine whether subsequent events and circumstances warrant revised estimates of useful lives.

Revenue recognition

Product sales are generally recognized when title to the product has transferred to customers in accordance with the terms of the sale. The Company recognizes revenues in accordance with the SEC Staff Accounting Bulletin (SAB) No. 101, “Revenue Recognition in Financial Statements” as amended by SAB No. 104 (together, “SAB 104”), and Statement of Financial Accounting Standards (SFAS) No. 48 “Revenue Recognition When Right of Return Exists.” SAB 104 states that revenues should not be recognized until it is realized or realizable and earned. In general, the Company records revenues when persuasive evidence of an arrangement exists, services have been rendered or product delivery has occurred, the sales price to the customer is fixed or determinable, and collectibility is reasonably assured.

We have no contractual obligation to accept returns. However, on a case by case negotiated basis, the Company may permit customers to return their products. To date, the Company has not had to accept any returns. In accordance with Statement of Financial Accounting Standards (“SFAS”) No. 48, “Revenue Recognition when the Right of Return Exists,” revenues is recorded net of an allowance for estimated returns. Such reserves are based upon management’s evaluation of historical experience and estimated costs. The amount of the reserves ultimately required could differ materially in the near term from amounts included in the consolidated financial statements.

Shipping and handling

Shipping and handling costs related to costs of goods sold are included in costs of goods sold. We install and setup equipment for our customers at their facilities.

Research and development

Research and development costs are expensed as incurred, and are included in general and administrative expenses. These costs primarily consist of cost of material used and salaries paid for the development of the Company’s products and fees paid to third parties. Our total research and development expense through September 30, 2007 has not been significant.

Income taxes

The Company is governed by the Income Tax Law of the PRC. Income taxes are accounted for under Statement of Financial Accounting Standards No. 109, “Accounting for Income Taxes,” which is an asset and liability approach that requires the recognition of deferred tax assets and liabilities for the expected future tax consequences of events that have been recognized in the Company’s financial statements or tax returns. The charge for taxation is based on the results for the year as adjusted for items, which are non-assessable or disallowed. It is calculated using tax rates that have been enacted or substantively enacted by the balance sheet date.

Deferred tax is accounted for using the balance sheet liability method in respect of temporary differences arising from differences between the carrying amount of assets and liabilities in the financial statements and the corresponding tax basis used in the computation of assessable tax profit. In principle, deferred tax liabilities are recognized for all taxable temporary differences, and deferred tax assets are recognized to the extent that it is probably that taxable profit will be available against which deductible temporary differences can be utilized.

Deferred tax is calculated using tax rates that are expected to apply to the period when the asset is realized or the liability is settled. Deferred tax is charged or credited in the income statement, except when it is related to items credited or charged directly to equity, in which case the deferred tax is also dealt with in equity.

Deferred tax assets and liabilities are offset when they related to income taxes levied by the same taxation authority and the Company intends to settle its current tax assets and liabilities on a net basis.

The Company adopted FASB Interpretation 48, “Accounting for Uncertainty in Income Taxes” (“FIN 48”), as of January 1, 2007. A tax position is recognized as a benefit only if it is “more likely than not” that the tax position would be sustained in a tax examination, with a tax examination being presumed to occur. The amount recognized is the largest amount of tax benefit that is greater than 50% likely of being realized on examination. For tax positions not meeting the “more likely than not” test, no tax benefit is recorded. The adoption had no affect on the Company’s financial statements.

Value added tax

Enterprises or individuals who sell products, engage in repair and maintenance or import and export goods in the PRC are subject to a value added tax in accordance with Chinese laws. The value added tax standard rate is 17% of the gross sales price. A credit is available whereby VAT paid on the purchases of semi-finished products, raw materials used in the production of the Company’s finished products, and payment of freight expenses can be used to offset the VAT due on sales of the finished product. The amount of VAT liability is determined by applying the applicable tax rate to the invoiced amount of goods sold (output VAT) less VAT paid on purchases made with the relevant supporting invoices (input VAT). Under the commercial practice of the PRC, the Company paid VAT and business tax based on tax invoices issued. The tax invoices may be issued subsequent to the date on which revenues are recognized, and there may be a considerable delay between the date on which the revenues are recognized and the date on which the tax invoice is issued. In the event that the PRC tax authorities dispute the date of which revenues is recognized for tax purposes, the PRC tax office has the right to assess a penalty, which can range from zero to five times the amount of the taxes that are determined to be late or deficient. In the event that a tax penalty is assessed on late or deficient payments, the penalty will be expensed as a period expense if and when a determination has been made by the taxing authorities that a penalty is due.

Recent accounting pronouncements

In September 2006, the FASB issued SFAS No. 157,“Fair Value Measurements” (SFAS 157), which provides guidance for how companies should measure fair value when required to use a fair value measurement for recognition or disclosure purposes under generally accepted accounting principle (GAAP). SFAS 157 is effective for fiscal years beginning after November 15, 2007. The Company is currently assessing the impact, if any, the adoption of SFAS 157 will have on its financial statements.

In December 2006, FASB Staff Position No. EITF 00-19-2,“Accounting for Registration Payment Arrangements,” was issued. The FSP specifies that the contingent obligation to make future payments or otherwise transfer consideration under a registration payment arrangement, whether issued as a separate agreement or included as a provision of a financial instrument or other agreement, should be separately recognized and measured in accordance with SFAS No. 5,“Accounting for Contingencies.” The Company believes that its current accounting is consistent with the FSP. Accordingly, adoption of the FSP had no effect on its financial statements.

In June 2007, the FASB issued FASB Staff Position No. EITF 07-3, “Accounting for Nonrefundable Advance Payments for Goods or Services Received for use in Future Research and Development Activities” (“FSP EITF 07-3”), which addresses whether nonrefundable advance payments for goods or services that used or rendered for research and development activities should be expensed when the advance payment is made or when the research and development activity has been performed. The Company is currently evaluating the effect of this pronouncement on financial statements.

Results of Operations

Nine months ended September 30, 2007 and 2006

The following table sets forth the results of our operations for the periods indicated as a percentage of total net sales:

	Nine Months Ended September 30,
	2007		2006
	Dollars	Percent	Dollars	Percent
Revenues	$16,589,475	100.00%	$12,344,395	100.00%

Cost of sales	11,831,546	71.32%	8,830,941	71.54%

Gross profit	4,757,929	28.68%	3,513,454	28.46%

Selling, general and administrative expenses	773,981	4.66%	769,956	6.23%

Income from operations	3,983,948	24.01%	2,744,498	22.23%

Other income (expenses)	6,740,454	40.63%	(5,515)	(0.04)%

Income before provision for income taxes	10,724,402	64.65%	2,738,983	22.19%

Provision for income taxes	1,315,094	7.93%	913,397	7.40%

Net income	9,409,308	56.72%	1,825,586	14.79%

Other comprehensive income Foreign currency translation adjustment	523,986	3.16%	226,670	1.84%

Comprehensive income	$9,933,294	59.88%	$2,052,256	16.63%

The following table sets forth information as to the revenues, gross profit and gross margin for our two lines of business for the nine months ended September 30, 2007 and 2006.

	Nine Months Ended September 30,
	2007	2006
Dyeing and finishing equipment
Revenues	$14,487,221	$12,159,238
Cost of sales	10,259,754	8,653,159
Gross profit	4,227,467	3,506,079
Gross margin	29.18%	28.83%

Electric power equipment
Revenues	$2,102,254	$185,157
Cost of sales	1,571,792	177,782
Gross profit	530,462	7,375
Gross margin	25.23%	3.98%

Revenues. During the nine months ended September 30, 2007, we had revenues of $16,589,475, as compared to revenues from sales of $12,344,395 for the nine months ended September 30, 2006, an increase of $4,245,080 or approximately 34.4%. The overall increase in total revenues was attributable to development of our electric power equipment division from $185,157 for the nine months ended September 30, 2006 to $2,102,254 for the nine months ended September 30, 2007. This increases resulted from revenues from large orders for coker equipment and introduction of new line of products such as large-scaled wind-powered electricity engine rings that are three meters in diameter. Our revenues from dyeing and finishing equipment increased $2,327,983, or 19.1%, from $12,159,238 for the nine months ended September 30, 2006, to $14,487,221 for the nine months ended September 30, 2007. This increase in revenue resulted from our marketing efforts designed both to develop new customers and make follow-on sales to existing customers.

Cost of sales. Cost of sales for the nine months ended September 30, 2007 increased $3,000,605 or 33.98%, from $8,830,941 for the nine months ended September 30, 2006 to $11,831,546 for the nine months ended September 30, 2007. Cost of goods sold for Huayang Dye Machine was $10,259,754 for the nine months ended September 30, 2007 as compared to $8,653,159 for the nine months ended September 30, 2006, representing 70.8% and 71.2% of revenues, respectively. Cost of goods sold for Huayang Electrical Power Equipment was $1,571,792 for the nine months ended September 30, 2007 as compared to $177,782 for the nine months ended September 30, 2006, representing 74.8% and 96.0%, respectively.

Gross profit. Gross profit was $4,757,929 for the nine months ended September 30, 2007 as compared to $3,513,454 for the nine months ended September 30, 2006, representing gross margins of 28.68% and 28.46%, respectively. Gross profit for Huayang Dye Machine was $4,227,467 for the nine months ended September 30, 2007 as compared to $3,506,079 for the nine months ended September 30, 2006, representing gross margins of approximately 29.2% and 28.8%, respectively. The increase in our gross profits was immaterial and attributable to normal fluctuations. Gross profit for Huayang Electrical Power Equipment was $530,462 for the nine months ended September 30, 2007 as compared to $7,375 for the nine months ended September 30, 2006, representing gross margins of approximately 25.2% and 4.0%, respectively. The increase in our gross profits was mainly due to significant increase in sales while we are focusing on this segment of our business, and we are dedicated to maximizing our revenues in our wind power segment. During the nine months ended September 30, 2006, our revenues from Huayang Electrical Power Equipment was insignificant and we were not able to implement any manufacturing efficiencies.

Selling, general and administrative expenses. Selling, general and administrative expenses totaled $773,981 for the nine months ended September 30, 2007, as compared to $768,956 for the nine months ended September 30, 2006, an increase of $5,025 or approximately 0.65%.

Other income (expenses). Our other expenses consisted of financial expenses and non-operating expenses. We had other income of $6,740,454 for the nine months ended September 30, 2007 as compared to other expenses $5,515 for the nine months ended September 30, 2006, a difference of $6,745,969. Other income for the nine months ended September 30, 2007 reflects the reversal of tax accrual previously made as the result of the grant by the local tax agency to the Huayang Companies of a special tax exemption and release from any unpaid corporate income tax and value added tax liabilities and any related penalties through September 30, 2007. This waiver covered all tax reporting periods through September 30, 2007. Total tax waiver for the nine months ended September 30, 2007 is summarized as follows:

September 30, 2007
VAT tax exemption	$2,527,183
Income tax exemption	4,206,021
Others	38,238
Total	$6,771,442

Net income. As a result of the factors described above, our net income for the nine months ended September 30, 2007 was $9,409,308, or $.26 per share (basic and diluted), as compared to $1,825,586, or $.05 per share (basic and diluted) for the nine months ended September 30, 2006.

Years Ended December 31, 2006 and 2005

The following table sets forth the results of our operations for the periods indicated as a percentage of net sales:

	Years Ended December 31,
	2007		2006
	Dollars	Percent	Dollars	Percent
Revenues	$18,198,810	100.0%	$12,082,376	100.0%

Cost of sales	12,758,065	70.1%	8,863,823	73.4%

Gross profit	5,440,745	29.9%	3,218,553	26.6%

Selling, general and administrative expenses	761,367	4.2%	825,244	6.8%

Income from operations	4,679,378	25.7%	2,393,309	19.8%

Other expenses	5,465	0.0%	22,036	0.2%

Income before provision for income taxes	4,673,913	25.7%	2,371,273	19.6%

Provision for income taxes	1,542,391	8.5%	789,218	6.5%

Net income	3,131,522	17.2%	1,582,055	13.1%

Other comprehensive income Foreign currency translation adjustment	223,055	1.2%	0	0.9%

Comprehensive income	$3,354,577	18.4%	$1,582,055	14.0%

The following table sets forth information as to the revenues, gross profit and gross margin for our two lines of business for the years ended December 31, 2006 and 2005.

	Year Ended December 31,
	2006	2005
Dyeing and finishing equipment:
Revenues	$14,877,367	$11,634,985
Cost of sales	10,331,383	8,472,445
Gross profit	4,545,984	3,162,540
Gross margin	30.56%	27.18%

Electric power equipment:
Revenues	$3,321,443	$447,391
Cost of sales	2,426,682	391,378
Gross profit	894,761	56,013
Gross margin	26.94%	12.52%

Revenues. During the year ended December 31, 2006, we had revenues of $18,198,810 as compared to revenues of $12,082,376 for the year December 31, 2005, an increase of approximately 50.6%. This increase is attributable to an increase in the sale of dye machinery of $3,242,382 or 27.9% and an increase in the sale of electrical power equipment of $2,874,052 or 642.4%. During 2005, we had just commenced sales of electrical power equipment, and our revenues from that division were not significant. The increase in revenues in that division reflected our ability to market our products.

Cost of sales. Cost of sales for 2006 increased $3,894,242 or 43.9%, from $8,863,823 for the year ended December 31, 2005 to $12,758,065 for the year ended December 31, 2006. The cost of sales reflected the increases in sales in both divisions. Since the sales volume for 2006 increased significantly from 2005, we were able to improve our manufacturing efficiencies which reduced the cost of sales as a percentage of revenues for this division.

Gross profit. Gross profit was $5,440,745 for the year ended December 31, 2006 as compared to $3,218,553 for the year ended December 31, 2005, resulting in gross margins of 29.9% and 26.6% or revenues, respectively. The increase in our gross profits was mainly due to an increase in sales and manufacturing efficiencies which affected both of our divisions.

Depreciation expense. Depreciation expenses totaled $267,130 for the year ended December 31, 2006, as compared to $255,260 for the year ended December 31, 2005, an increase of approximately $11,870 or 4.7%.

Selling, general and administrative expenses. Selling, general and administrative expenses totaled $494,237 for the year ended December 31, 2006, as compared to $569,984 for the year ended December 31, 2005, a decrease of $75,747 or 13.3%. This decrease is primarily attributable to increased operating efficiencies.

Other expenses. Other expenses, representing primarily interest expense net of interest income, was not significant in either year. We had other expenses of $5,465 for the year ended December 31, 2006 as compared to $22,036 for the year ended December 31, 2005, a decrease of $16,571 or 75.2%. The decrease in other expenses is mainly due to an increase in interest income of $7,514 offset by a decrease in interest expense of $9,057 due to a decrease in borrowings.

Net income. For the reasons described above, our net income for the year ended December 31, 2006 was $3,131,522 or $.09 per share (basic and diluted) as compared to $1,582,055 or $.04 per share (basic and diluted) for the year ended December 31, 2005.

Liquidity and Capital Resources

Our working capital position increased $3,634,055 to $3,496,562 at September 30, 2007 from a working capital deficit of $137,493 at December 31, 2006. This increase in working capital is primarily attributable to an increase in accounts receivable of $2,693,879, an increase in cash of $179,355, a decrease in VAT and service taxes payable and income taxes payable of approximately $4,713,982 which related to a one-time tax exemption, and offset by a decrease in inventory of approximately $483,537, a decrease in prepaid expenses and other of approximately $70,686, an increase in short term bank loans of approximately $281,352, an increase in accounts payable of approximately $1,210,679, and an increase in accrued expense and advances from customers of approximately $1,875,936.

Net cash provided by operating activities for the nine months ended September 30, 2007 was $6,184,985 as compared to net cash used in operating activities of $699,219 for the nine months ended September 30, 2006. For the nine months ended September 30, 2007, net cash provided by operating activities was primarily attributable to our net income of $9,409,308, increases in our accounts payable, accrued expenses, VAT and service taxes payable, income taxes payable and advances from customers of $1,161,510, $22,058, $1,011,064, $957,899, and $1,830,260, respectively, and decreases in inventories and prepaid and other current assets of $426,386 and $72,686, respectively, offset by increase in accounts receivable, advances to suppliers, and non cash items of $2,538,272, $5,745,400, $127,886, and $6,040,028, respectively. For the nine months ended September 30, 2006, net cash used in operating activities was attributable primarily to increases in our accounts receivables, inventories, and advanced to suppliers of $1,717,524, $420,986, and $87,155, respectively and decreases in accounts payable, accrued expenses, and advances from customers of $189,035, $1,829,448, and $514,002, respectively, and offset by increases in our taxes payables of $1,529,183, non cash item of $706,181, and net income of $1,825,586.

Net cash used by investing activities for the nine months ended September 30, 2007 amounted to $6,286,352 was primarily attributable to increase in deposit on long-term assets and due from related parties of $5,792,030 and $486,032, respectively. Net cash used in investing activities for the nine months ended September 30, 2006 amounted to $610,645 was primarily attributable to decrease in due from related parties of $636,238.

Net cash provided financing activities was $260,561 for the nine months ended September, 30, 2007 and was consisted of proceeds from loans payable. Net cash provided financing activities was $29,454 for the nine months ended September, 30, 2006 and was attributed to repayments to loans payable of $455,209 and offset by increase in related party advances of $484,663.

We reported a net increase in cash for the nine months ended September 30, 2007 of $179,355 as compared to a net decrease in cash of $55,322 for the nine months ended September 30, 2006.

In connection with the expansion of our electrical equipment division to develop and market rolled rings and related equipment to the wind power industry, we are acquiring newly-constructed buildings and the related land use rights from Wuxi Huayuang Boiler Company, Ltd., in which we holds a 33% interest, for $11.9 million. As of September 30, 2007, we had made payments of $5.9 million, which are classified as deposits on long-term assets on the balance sheet. The remaining balance of $6.0 million is due in the first quarter of 2008.

Subsequent to September 30, 2007, we raised gross proceeds of $5,525,000 from the sale of our 3% notes in the principal amount of $5,525,000. The notes are automatically converted into an aggregate of 14,787,135 shares of Series A Preferred Stock and warrants to purchase 11,176,504 shares of common stock at $0.58 per share, 5,588,252 shares of common stock at $0.83 per share, and 2,065,000 shares of common stock at $0.92 per share upon the filing of the restated certificate of incorporation which, among other changes, creates a class of preferred stock and gives the directors the power to create one or more series of preferred stock and creates the Series A Preferred Stock.

The purchase agreement pursuant to which we issued the notes includes the following provisions.

●
We agreed to appoint such number of independent directors that would result in our board being comprised of a majority of independent directors, that the audit committee would consist solely of independent directors and the compensation committee would have a majority of independent directors within 90 days after the closing, or February 11, 2008. Failure to meet this date will result in liquidated damages commencing February 12, 2008, until the date on which the requirement is satisfied. Thereafter, if we do not meet these requirements for a period of 60 days for an excused reason, as defined in the purchase agreement, or 75 days for a reason which is not an excused reason, this would result in the imposition of liquidated damages.

●
We agreed to have a qualified chief financial officer who may be a part-time chief financial officer until February 13, 2008. If we cannot hire a qualified chief financial officer promptly upon the resignation or termination of employment of a former chief financial officer, we may engage an accountant or accounting firm to perform the duties of the chief financial officer. In no event shall we either (i) fail to file an annual, quarter or other report in a timely manner because of the absence of a qualified chief financial officer, or (ii) not have a person who can make the statements and sign the certifications required to be filed in an annual or quarterly report under the Securities Exchange Act of 1934.

●
No later than February 11, 2008, we will have an audit committee comprised solely of not less than three independent directors and a compensation committee comprised of at least three directors, a majority of which shall be independent directors.

●
Liquidated damages for failure to comply with the preceding three covenants are computed in an amount equal to 12% per annum of the purchase price, up to a maximum of 12% of the purchase price, which is $663,000, which is payable in cash or Series A Preferred Stock, at the election of the Investors.

●
We entered into a registration rights agreement with the Investors pursuant to which we agreed to file, by January 12, 2008, a registration statement covering the common stock issuable upon conversion of the Series A Preferred Stock and exercise of the warrants and to have the registration statement declared effective by June 11, 2008. Our failure to have the registration statement declared effective by June 11, 2008 and other timetables provided in the registration rights agreement would result in the imposition of liquidated damages, which are payable through the issuance of additional shares of Series A Preferred Stock at the rate of 4,860 shares of Series A Preferred Stock for each day, based on the proposed registration of all of the underlying shares of common stock, with a maximum of 1,770,000 shares. The number of shares issuable per day is subject to adjustment if we cannot register all of the required shares as a result of the Securities and Exchange Commission’s interpretation of Rule 415. The registration rights agreement also provides for additional demand registration rights in the event that the investors are not able to register all of the shares in the initial registration statement.

●	The investors have a right of first refusal on future financings.

●	Until the earlier of November 13, 2011 or such time as the investors shall have sold all of the underlying shares of common stock, we are restricted from issuing convertible debt or preferred stock.

●
Until the earlier of November 13, 2010 or such time as the investors have sold 90% of the underlying shares of common stock, our debt cannot exceed twice the preceding four quarters earnings before interest, taxes, depreciation and amortization.

●
We entered into an escrow agreement pursuant to which we issued a 3% convertible promissory note due March 31, 2008 in the principal amount of $3,000,000. Upon the filing of the restated certificate of incorporation and the certificate of designation relating to the Series A Preferred Stock, this note will be automatically converted into 24,787,135 shares of Series A Preferred Stock. The note and the Series A Preferred Stock issuable upon conversion of the note are to be held in escrow subject to the following:

o
14,787,135 shares are held pursuant to the following provisions. If, for either the year ended December 31, 2007 or 2008, our pre-tax earnings per share are less than the target numbers, all or a portion of such shares are to be delivered to the investors. If, for either year, the pre-tax earnings are less then 50% of the target, all of the shares are to be delivered to the investors. If the shortfall is less than 50%, the number of shares to be delivered to the investors is determined on a formula basis.

o
The target number for 2007 is $0.08316 per share, and the target number for 2008 is $0.13131 per share. The per share numbers are based on all shares that are outstanding or are issuable upon exercise or conversion of all warrants or options, regardless of whether such shares would be used in computing diluted earnings per share under GAAP.

o
If we do not file our Form 10-KSB for either 2007 or 2008 within 30 days after the filing is required, after giving effect to any extension permitted by Rule 12b-25 under the Securities Exchange Act of 1934, any shares remaining in escrow shall be delivered to the Investors.

o
The remaining 10,000,000 shares of Series A Preferred Stock are to be delivered to the investors in the event that, based on our audited financial statements for 2007 or 2008 we or certain affiliated companies owe any taxes to the PRC government or any authority or taxing agency of the PRC. For each $1.00 of such tax liability, four shares of Series A Preferred Stock are to be delivered to the investors.

●
With certain exceptions, until the investors have sold all of the underlying shares of common stock, if we sells common stock or issues convertible securities with a conversion or exercise price which is less than the conversion price of the Series A Preferred Stock, the conversion price of the Series A Preferred Stock and the exercise price of the warrants is reduced to the lower price.

The warrants have a term of five years, and expire on November 13, 2012. The warrants provide a cashless exercise feature; however, the holders of the warrants may not make a cashless exercise during the twelve months commencing on November 13, 2007 in the case of the $0.58 warrants, and during the eighteen (18) period commencing on November 13, 2007 in the case of the $0.83 warrants and $0.92 warrants, and after these respective periods only if the underlying shares are not covered by an effective registration statement.

Contractual Obligations and Off-Balance Sheet Arrangements

Contractual Obligations

We have certain fixed contractual obligations and commitments that include future estimated payments. Changes in our business needs, cancellation provisions, changing interest rates, and other factors may result in actual payments differing from the estimates. We cannot provide certainty regarding the timing and amounts of payments. We have presented below a summary of the most significant assumptions used in our determination of amounts presented in the tables, in order to assist in the review of this information within the context of our consolidated financial position, results of operations, and cash flows.

At September 30, 2007, our contractual obligations consisted of $665,106, which represented bank loans that are due within one year. In addition, in connection with the expansion of our business to manufacture rolled rings, principally for the wind power industry, we entered into an agreement with a related party in which we have a 33% interest, to purchase buildings and land use rights for approximately $11.9, million, of which approximately $5.9 million has been paid the approximately $6.0 million is due during the first quarter of 2008. Since our obligations are denominated in RMB, any change in the exchange rate would affect the amount of the payment in United States dollars.

Off-balance Sheet Arrangements

We have not entered into any other financial guarantees or other commitments to guarantee the payment obligations of any third parties. We have not entered into any derivative contracts that are indexed to our shares and classified as shareholder’s equity or that are not reflected in our consolidated financial statements. Furthermore, we do not have any retained or contingent interest in assets transferred to an unconsolidated entity that serves as credit, liquidity or market risk support to such entity.

Quantitative and Qualitative Disclosures about Market Risk

We do not use derivative financial instruments in our investment portfolio and we have no foreign exchange contracts. Our financial instruments consist of cash and cash equivalents, trade accounts receivable, accounts payable and long-term obligations. We consider investments in highly liquid instruments purchased with a remaining maturity of 90 days or less at the date of purchase to be cash equivalents. However, in order to manage the foreign exchange risks, we may engage in hedging activities to manage our financial exposure related to currency exchange fluctuation. In these hedging activities, we might use fixed-price, forward, futures, financial swaps and option contracts traded in the over-the-counter markets or on exchanges, as well as long-term structured transactions when feasible.

Interest Rates. Our exposure to market risk for changes in interest rates relates primarily to our short-term investments and short-term obligations; thus, fluctuations in interest rates would not have a material impact on the fair value of these securities. At September 30, 2007, we had approximately $600,745 in cash and cash equivalents. A hypothetical 2% increase or decrease in interest rates would not have a material impact on our earnings or loss, or the fair market value or cash flows of these instruments.

Foreign Exchange Rates. All of our sales are denominated in Renminbi (“RMB”). As a result, changes in the relative values of U.S. Dollars and RMB affect our reported levels of revenues and profitability as the results are translated into U.S. Dollars for reporting purposes. In particular, fluctuations in currency exchange rates could have a significant impact on our financial stability due to a mismatch among various foreign currency-denominated sales and costs. Fluctuations in exchange rates between the U.S. dollar and RMB affect our gross and net profit margins and could result in foreign exchange and operating losses.

Our exposure to foreign exchange risk primarily relates to currency gains or losses resulting from timing differences between signing of sales contracts and settling of these contracts. Furthermore, we translate monetary assets and liabilities denominated in other currencies into RMB, the functional currency of our operating business. Our results of operations and cash flow are translated at average exchange rates during the period, and assets and liabilities are translated at the unified exchange rate as quoted by the People’s Bank of China at the end of the period. Translation adjustments resulting from this process are included in accumulated other comprehensive income in our statement of shareholders’ equity. We recorded net foreign currency gains of $523,986 and $226,670 in the nine months ended September 30, 2007 and 2006, respectively. We have not used any forward contracts, currency options or borrowings to hedge our exposure to foreign currency exchange risk. We cannot predict the impact of future exchange rate fluctuations on our results of operations and may incur net foreign currency losses in the future. As our sales denominated in foreign currencies, such as RMB and Euros, continue to grow, we will consider using arrangements to hedge our exposure to foreign currency exchange risk.

Our financial statements are expressed in U.S. dollars but the functional currency of our operating subsidiary is RMB. The value of your investment in our stock will be affected by the foreign exchange rate between U.S. dollars and RMB. To the extent we hold assets denominated in U.S. dollars, including the net proceeds to us from this offering, any appreciation of the RMB against the U.S. dollar could result in a change to our statement of operations and a reduction in the value of our U.S. dollar denominated assets. On the other hand, a decline in the value of RMB against the U.S. dollar could reduce the U.S. dollar equivalent amounts of our financial results, the value of your investment in our company and the dividends we may pay in the future, if any, all of which may have a material adverse effect on the price of our stock.

DESCRIPTION OF PROPERTY

Our main office and our manufacturing facilities are located in Wuxi, China, on a plot of land approximately 20,000 square meters in size. We have been issued a Land Use Right Certificate for the land until April 19, 2010 by the municipal government of Wuxi City, which may be renewed. We currently have seven buildings on the property as follows: office building, warehouse, raw material processing hall, metal processing hall, assembling hall, laboratory and quality control, and guard house. We believe that our existing facilities are well maintained and in good operating condition.

Additionally, in 2003, we leased a plot of land approximately 31 Chinese acres in size from the local government of the Town of Chienzhou in Wuxi City. The lease has a term of fifty years (until October 29, 2053), and requires a one-time payment of approximately RMB 4 million (approximately US $500,000), which sum has been paid. This property is presently vacant, but will facilitate our expansion plans in the future.

SECURITY OWNERSHIP PRIOR TO CHANGE OF CONTROL

The following table sets forth certain information concerning the number of our common shares owned beneficially as of November 12, 2007 by: (i) each person (including any group) known to us to own more than five percent (5%) of any class of our voting securities, (ii) each of our directors and named executive officers, and (iii) officers and directors as a group. Unless otherwise indicated, our shareholders listed possess sole voting and investment power with respect to the common shares shown.

Title of Class	Name and Address of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Shares of Common Stock Beneficially Owned
Common Stock	Synergy Business Consulting, LLC (3)	8,006,490	95.13%
Common Stock	Bartly J. Loethen (3) (4)	8,006,490	95.13%
	All officers and directors as a group (1 person)	8,006,490	95.13%

(1)	Unless otherwise noted, the address for each of the named beneficial owners and directors and officers is 730 West Randolph, 6th Floor, Chicago, Illinois 60661.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding on November 12, 2007. As of November 12, 2007, there were 8,416,000 common shares issued and outstanding.

(3)	Mr. Bartly J. Loethen is the manager and majority member of Synergy Business Consulting, LLC and has voting and investment power with respect to the securities.

(4)	Chairman, President, Vice President, Chief Financial Officer, Treasurer, Secretary and Sole Director.

SECURITY OWNERSHIP IMMEDIATELY AFTER CHANGE OF CONTROL

The following table sets forth certain information regarding our common stock beneficially owned after the Closing on November 13, 2007, for (i) each stockholder known to be the beneficial owner of 5% or more of our outstanding common stock, (ii) each current executive officers and directors, and (iii) all current executive officers and directors as a group.

Title of Class	Name and Address Of Beneficial Owners (1)	Number of Shares of Common Stock Beneficially Owned (2)	Percent of Shares of Common Stock Beneficially Owned (3)
Common Stock	Jianhua Wu Chief Executive Officer and Chairman of the Board of Directors	18,414,175 (4)	49.79% (4)
Common Stock	Adam Wasserman (5) Chief Financial Officer and Treasurer	0	0%
Common Stock	Lihua Tang Secretary and Director	18,414,175 (4)	49.79% (4)
Common Stock	Xi Liu Director	0	0%
Common Stock	Shike Zhu Director	0	0%
Common Stock	Maxworthy Ltd. (4)	18,414,175 (4)	49.79% (4)
Common Stock	Yunxia Ren (6)	8,190,200	22.14%
Common Stock	Haoyang Wu	2,047,550	5.54%
Common Stock	Pacific Rim Consultants, Inc., Trustee (7)	3,089,753	8.35%
Common Stock	All officers and directors as a group (6 persons)	18,414,175	49.79%

(1)	Unless otherwise noted, the address for each of the named beneficial owners is: No. 9 Yanyu Middle Road, Qianzhou Village, Huishan District, Wuxi City, Jiangsu Province, PRC.

(2)
Under Rule 13d-3, a beneficial owner of a security includes any person who, directly or indirectly, through any contract, arrangement, understanding, relationship, or otherwise has or shares: (i) voting power, which includes the power to vote, or to direct the voting of shares; and (ii) investment power, which includes the power to dispose or direct the disposition of shares. Certain shares may be deemed to be beneficially owned by more than one person (if, for example, persons share the power to vote or the power to dispose of the shares). In addition, shares are deemed to be beneficially owned by a person if the person has the right to acquire the shares (for example, upon exercise of an option) within 60 days of the date as of which the information is provided. In computing the percentage ownership of any person, the amount of shares outstanding is deemed to include the amount of shares beneficially owned by such person (and only such person) by reason of these acquisition rights. As a result, the percentage of outstanding shares of any person as shown in this table does not necessarily reflect the person’s actual ownership or voting power with respect to the number of shares of common stock actually outstanding.

(3)
Pursuant to the terms of the Exchange Agreement dated November 13, 2007, we issued 36,577,704 common shares to the Fulland Shareholders equal to approximately 99% of our issued and outstanding common shares as of the Closing Date of the Share Exchange Transaction. Immediately after the Closing of the Share Exchange Transaction, after giving effect to the cancellation of 8,006,490 common shares by Synergy Business Consulting, LLC pursuant to the terms of the Exchange Agreement, there are approximately 36,987,214 issued and outstanding shares of our common stock. Percentage totals may vary slightly due to rounding.

(4)
Mr. Jianhua Wu and Ms. Lihua Tang are majority shareholders of Maxworthy Ltd., which address is: P.O. Box 957, Offshore Incorporations Centre, Road Town, Tortola, British Virgin Islands, and Mr. Wu is also the managing director of Maxworthy. Thus, both Mr. Wu and Ms. Tang indirectly own the shares of the Registrant that are held by Maxworthy, through their majority ownership of Maxworthy. Thus, the number of shares reported herein as beneficially owned by Mr. Wu and Ms. Tang reflect the shares held by Maxworthy, and Mr. Wu and Ms. Tang may be deemed to have or share investment control over Maxworthy’s portfolio.

(5)	Adam Wasserman’s address is: 1643 Royal Grove Way, Weston, Florida 33327.

(6)	Yunxia Ren’s address is: No. 25 Jin Xiu Second Village, Qianzhou Town, Huishan District, Wuxi City, Jiangsu Province, PRC.

(7)
Pacific Rim Consultants, Inc.’s address is: 2875 South Orange Avenue, Suite 500-2125, Orlando, Florida 32806-545. Pacific Rim Consultants is holding the shares of common stock of the Registrant as trustee for the benefits of seven beneficiaries. Justin A. Wolfson is the President of Pacific Rim Consultants and has sole voting and investment control of the common stock of the Registrant held by Pacific Rim Consultants.

MANAGEMENT

Appointment of New Officers and Directors

In connection with the Exchange Agreement, effective as of the Closing Date, Bartly J. Loethen resigned as the sole member of our Board, and four (4) successor directors were appointed, namely, Jianhua Wu, Lihua Tang, Xi Liu and Shike Zhu (collectively the “New Directors”). Concurrently,  Mr. Loethen resigned from his positions as our President, Vice President, Chief Financial Officer, Treasurer and Secretary, and we appointed three (3) new officers (collectively the “New Officers”). Descriptions of the New Directors and New Officers can be found below in the section titled “New Management.”

New Management

The following table sets forth the names and ages of the New Directors and New Officers, who assumed their positions on the Closing Date of the Exchange Agreement:

Name	Age	Position
Mr. Jianhua Wu	52	Chief Executive Officer and Chairman of the Board of Directors
Mr. Adam Wasserman	43	Chief Financial Officer and Treasurer
Ms. Lihua Tang	53	Secretary and Director
Xi Liu	40	Director
Shike Zhu	45	Director

Jianhua Wu, Chief Executive Officer and Chairman of the Board, founded both of the Huayang Companies and is presently the Executive Director and General Manager of Huayang Dye Machine, positions that he has held since September 2002. Mr. Wu is a certified mechanical engineer, and worked in such capacity prior to founding Huayang Dye Machine. Under Mr. Wu’s leadership, Huayang Dye Machine has been the recipient of numerous awards in recognition of the quality of its products. Mr. Wu is the husband of Ms. Lihua Tang, our Secretary and a director.

Adam Wasserman, Chief Financial Officer, joined the company upon the closing of the reverse take-over transaction. Since November 1999, Mr. Wasserman has been CEO of CFO Oncall, Inc., a Weston, Florida based provider of consultant accounting services specializing in financial reporting, budgeting and planning, mergers and acquisitions, audit preparation services, accounting, automated systems, banking relations and internal controls. Mr. Wasserman has also served as the Chief Financial Officer of Transax International Limited since May 2005, Lotus Pharmaceuticals, Inc. since October 2006, and Genesis Technology Group, Inc, since 2000. From June 1991 to November 1999 he was Senior Audit Manager at American Express Tax and Business Services, in Fort Lauderdale, Florida where his responsibilities included supervising, training and evaluating senior staff members, work paper review, auditing, maintaining positive client relations, preparation of tax returns and preparation of financial statements and the related footnotes. From September 1986 to May 1991, Mr. Wasserman was employed by Deloitte & Touche, LLP. During his employment, his significant assignments included audits of public (SEC reporting) and private companies, tax preparation and planning, management consulting, systems design, staff instruction, and recruiting. Mr. Wasserman holds a Bachelor of Administration from the State University of New York at Albany. He is a CPA (New York) and a member of The American Institute of Certified Public Accountants and is a director and the treasurer and an executive board member of Gold Coast Venture Capital Association.

Lihua Tang, Secretary and Director, is presently the Executive Director and General Manager of Huayang Electric Equipment, and a Director and Deputy General Manager of Huayang Dye Machine in charge of personnel and procurement. Ms. Tang has held these positions since September 2002. Ms. Tang is a certified assistant mechanical engineer, and worked in such capacity before joining the Huayang Companies. Ms. Tang is the wife of Mr. Jianhua Wu, our Chief Executive Officer and Chairman of the Board of Directors.

Xi Liu is an independent director on our Board. Mr. Liu has extensive material engineering backgrounds, being a 1989 graduate of Jiangsu University of Technology with a degree in metal material and heat treatment, and having been trained at the Volvo facilities in Penta, Sweden in 1999. Immediately after graduating from the university, Mr. Fang worked at China FAW Group Corporation, the oldest and one of largest Chinese automakers, as an engineer, before leaving in 2005 as an assistant manager in the Purchasing Department of the Wuxi Diesel Engine Works plant. He then joined WAM Bulk Handling Machinery (Shanghai) Co., Ltd., part of the Italian industrial giant WAMGROUP, as a purchasing and sourcing manager.

Shike Zhu is an independent director on our Board. From 1998 to the present, Mr. Zhu has been a Director at TianTai TianRi Rubber Products Co., Ltd. in Zhejiang Province. In addition, Mr. Zhu is the Chairman of HuaiNan TianRui Goods & Materials Co., Ltd. in Anhui Province, a position he has held since 2003. Mr. Zhu is a graduate of Zhejiang TV University.

Involvement in Certain Legal Proceedings

To the best of our knowledge, none of the New Directors and New Officers have been convicted in a criminal proceeding, excluding traffic violations or similar misdemeanors, nor have they been a party to any judicial or administrative proceeding during the past five years, except for matters that were dismissed without sanction or settlement, that resulted in a judgment, decree or final order enjoining the person from future violations of, or prohibiting activities subject to, federal or state securities laws, or a finding of any violation of federal or state securities laws.

Code of Ethics

We have not adopted a code of ethics as of the date of this current report. Prior to the Closing, we had one individual acting as a sole director and executive officer of the company, and we had no employees. Accordingly, our management believed it was not necessary to have a code of ethics at such time. However, following the transaction under the Exchange Agreement we plan to adopt a code of ethics.

Section 16(a) Beneficial Ownership Compliance

Section 16(a) of the Securities Exchange Act of 1934, as amended, requires our executive officers and directors, and persons who beneficially own more than 10% of a registered class of our equity securities to file with the Securities and Exchange Commission initial statements of beneficial ownership, reports of changes in ownership and annual reports concerning their ownership of our common shares and other equity securities, on Forms 3, 4 and 5 respectively. Executive officers, directors and greater than 10% shareholders are required by the Securities and Exchange Commission regulations to furnish us with copies of all Section 16(a) reports they file. Based on our review of the copies of such forms received by us, and to the best of our knowledge, other than reported in our annual report on Form 10-KSB filed on August 13, 2007, all executive officers, directors and greater than 10% shareholders filed the required reports in a timely manner.

Board of Directors, Board Meetings and Committees

Our Board is comprised of four (4) members, two of whom, Jianhua Wu and Lihua Tang, are management members of the Huayang Companies. All members of the Board serve in this capacity until their terms expire or until their successors are duly elected and qualified. Our bylaws provide that the authorized number of directors is between three (3) and five (5).

Mr. Jianhua Wu has been appointed as the Chairman of the Board. In this capacity he is responsible for meeting with our Chief Financial Officer to review our financial and operating results, agendas and minutes of board and committee meetings, and presiding at the meetings of the committees of the Board.

Our Board held no formal meetings during the most recently completed fiscal year. All proceedings of the Board were conducted by resolutions, consented to in writing by all the directors and filed with the minutes of the proceedings of the directors. Such resolutions consented to in writing by the directors entitled to vote on that resolution at a meeting of the directors are, according to the corporate laws of the State of Delaware and our By-laws, as valid and effective as if they had been passed at a meeting of the directors duly called and held.

Board Committees; Director Independence

As of this date our Board has not appointed a nominating committee, audit committee or compensation committee, or committees performing similar functions nor do we have a written nominating, compensation or audit committee charter. Up to the present time, our Board and management did not believe that it was necessary to have such committees because we believed the functions of such committees could be adequately performed by our Board. Further, we are not a “listed company” under SEC rules and thus we are not required to have a compensation committee or a nominating committee. The functions ordinarily handled by these committees are currently handled by our entire Board.

However, under the terms of the Purchase Agreement, we agreed to form, within 90 days after the Closing, an audit committee comprised solely of not less than three independent directors and a compensation committee comprised of not less than three directors, a majority of whom are independent directors. Further, if our Board decides to form an executive or nominating committee or any other committee, we agreed that a majority of the members of such committee would be comprised of independent directors. If we do not comply with this obligation to have a majority of independent directors, or independent directors do not comprise all of the members of the audit committee and a majority of the members of the compensation committee or any other committee within the grace periods provided, we are obligated to pay to the Investors, as liquidated damages and not as a penalty, an amount equal to twelve percent (12%) per annum of the aggregate purchase price of the Series A Preferred Stock under the Purchase Agreement, payable in the manner and at the time provided in the Purchase Agreement, and such payment will be based on the number of days that such condition exists.

We presently do not have, nor are we required to have, an “audit committee financial expert” as such term is defined in the rules promulgated under the Securities Act of 1933 and the Securities and Exchange Act of 1934.

Of the four New Directors, management believes that Mr. Xi Liu and Mr. Shike Zhu would be considered “independent” under Rule 4200(a)(15) of the National Association of Securities Dealers listing standards. Since our Board currently consists of two non-independent directors and two independent directors, we intend to seek and appoint a qualified candidate to fill a vacancy on the board as an additional independent director.

We do not have any defined policy or procedure requirements for shareholders to submit recommendations or nominations for directors. Our Board believes that, given the early stages of our development, a specific nominating policy would be premature and of little assistance until our business operations develop to a more advanced level. We do not currently have any specific or minimum criteria for the election of nominees to our Board and we do not have any specific process or procedure for evaluating such nominees. Our Board assesses all candidates, whether submitted by management or shareholders, and makes recommendations for election or appointment.

A shareholder who wishes to communicate with our Board may do so by directing a written request addressed to our Chief Executive Officer at the address appearing on the face page of this Current Report. We do not have a policy regarding the attendance of board members at the annual meeting of shareholders.

Compensation Committee Interlocks and Insider Participation

No interlocking relationship exists between our Board and the board of directors or compensation committee of any other company, nor has any interlocking relationship existed in the past.

EXECUTIVE COMPENSATION

The following summary compensation table indicates the cash and non-cash compensation earned during the fiscal year ended December 31, 2006 by both our sole executive officer immediately prior to, and our current executive officers appointed immediately after, the Closing of the Exchange Agreement.

Summary Compensation Table

Name and Principal Position	Year	Salary ($)		Bonus ($)	Stock Awards ($)	Option Awards ($)	Non- Equity Incentive Plan Compensation ($)	Nonqualified Deferred Compensation Earnings ($)	All Other Compen- sation ($)	Total ($)
Bartly J. Loethen, former President, Vice President, Chief Financial Officer, Treasurer and Secretary (1)	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-	-0-

Jianhua Wu, Current Chief Executive Officer (2)	2006	3,610	(4)	-0-	-0-	-0-	-0-	-0-	-0-	3,610

Adam Wasserman, Current Chief Financial Officer (3)	2006	-0-		-0-	-0-	-0-	-0-	-0-	-0-	-0-

(1)
Mr. Bartly J. Loethen became our sole executive officer as President, Vice President, Chief Financial Officer, Treasurer and Secretary on March 14, 2007, and in connection with the closing of the Exchange Agreement, he resigned from all of these positions on November 13, 2007.

(2)
Mr. Jianhua Wu became our Chief Executive Officer on November 13, 2007, in connection with the share exchange transaction contemplated by the Exchange Agreement. Mr. Wu’s compensation for the fiscal year ended December 31, 2006 reflects compensation received from the Huayang Companies.

(3)
Mr. Adam Wasserman was appointed as our Chief Financial Officer effective November 13, 2007, subsequent to the end of the most recent fiscal year ended December 31, 2006. Accordingly, no compensation was paid to Mr. Wasserman during 2006. A description of his employment agreement can be found below in the section titled “Employment Agreements”.

(4)	Expressed in U.S. Dollars based on the average interbank exchange rate of RMB 7.81750 for each 1.00 U.S. Dollar for fiscal year ended December 31, 2006.

Employment Agreements

Effective November 13, 2007, Mr. Adam Wasserman was appointed as our Chief Financial Officer. Under the terms of the employment agreement, Mr. Wasserman will provide general services to us as CFO, including but not limited to advising our management about financial issues related to being a public company. We will pay Mr. Wasserman for his services at an hourly rate of approximately $135 per hour. We estimate that the fees payable to our CFO for services rendered will be approximately $8,350 per month, of which 50% may be paid in shares of our common stock at the beginning of each quarterly period. The share price used to calculate the number of shares for our CFO fees will be tied to the most recent price of our common shares in any financing by us. We will reimburse Mr. Wasserman for any out of pocket expenses, including travel expenses.

Potential Payments upon Termination or Change-In-Control

SEC regulations state that we must disclose information regarding agreements, plans or arrangements that provide for payments or benefits to our executive officers in connection with any termination of employment or change in control of the company. We currently have no employment agreements with any of our executive officers providing for payments or benefits in connection with a termination of employment or change in control of the company, nor any compensatory plans or arrangements resulting from the resignation, retirement or any other termination of any of our executive officers, from a change-in-control, or from a change in any executive officer’s responsibilities following a change-in-control. As a result, we have omitted this table.

Director Compensation

We do not have any agreements or formal plan for compensating our directors for their service in their capacity as directors, although our Board may, in the future, award stock options to purchase shares of common stock to our directors.

CERTAIN RELATIONSHIPS AND RELATED TRANSACTIONS

Agreement and Plan of Share Exchange

On November 13, 2007, we executed the Exchange Agreement with Fulland and the Fulland Shareholders, on the one hand, and we and our majority stockholder, on the other hand. Fulland owns 100% of Green Power, which is a WFOE under the laws of the PRC. Green Power has entered into a series of contractual arrangements with the Huayang Companies, comprising of Huayang Dye Machine and Huayang Electrical Power Equipment, both of which are limited liability companies headquartered in, and organized under the laws of, the PRC. Fulland, Green Power and the Huayang Companies are sometimes referred to together as the Huayang Group.

Pursuant to the Exchange Agreement, on November 13, 2007, we issued 36,577,704 shares of common stock to the Fulland Shareholders in exchange for 100% of the common stock of Fulland. Concurrently with the closing, Synergy, our then majority stockholder, sold 8,006,490 shares of our common stock to us for which we paid Synergy $625,000 from the proceeds of the November 2007 private placement. After the Closing, we had a total of 36,987,214 shares of common stock outstanding, with the Fulland Shareholders (and their assignees) owning approximately 99% of the total issued and outstanding common shares, and the balance held by those who held our stockholders common stock prior to the Closing, other than Synergy.

As a result of the Share Exchange Transaction, the Fulland Shareholders became our controlling shareholders and Fulland became our wholly owned subsidiary. In connection with Fulland becoming our wholly owned subsidiary, we acquired the business and operations of the Huayang Group, and our principal business activities are conducted through the Huayang Group’s operating companies in China, namely Huayang Dye Machine and Huayang Electrical Power Equipment.

Our Contractual Arrangements with the Huayang Companies and Their Respective Shareholders

PRC law currently limits foreign equity ownership of Chinese companies. To comply with these foreign ownership restrictions, we operate our business in China through a series of contractual arrangements with the Huayang Companies and their respective shareholders that were executed on October 12, 2007. For a description of these contractual arrangements, see “Contractual Arrangements with the Huayang Companies and Their Shareholders” in Item 2.01 above, which is hereby incorporated herein by reference.

Related Party Transactions of the Huayang Companies

Set forth below are the related party transactions since December 31, 2006, among the Huayang Companies’ shareholders, officers and/or directors, and the Huayang Companies. As a result of the share exchange transaction, we have contractual arrangements with the Huayang Companies which give us the ability to substantially influence the Huayang Companies’ daily operations and financial affairs, appoint its senior executives and approve all matters requiring shareholder approval.

Due from related parties

From time to time, the Huayang Companies advanced funds for working capital purposes to companies in which they have partial ownership interests. These advances are non interest bearing, unsecured and payable on demand. At September 30, 2007, we had a receivable from affiliated entities partially owned by the Huayang Companies of $504,962. At September 30, 2007, due from related parties was due from the following:

Name	Relationship	Amount
Wuxi Huayang Yingran Mechanical Ltd. (1)	Cost method investee	$169,447
Wuxi Huayang Boiler Ltd. (2)	Equity method investee and common ownership	335,515

		$504,962

(1)	Huayang Dye Machine is the owner of five percent of the registered capital of Wuxi Huayang Yingran Mechanical Ltd.

(2)
Huayang Electrical Power Equipment is the owner of 33.3% of the registered capital of Wuxi Huayang Boiler Ltd. The remaining 66.67% are owned by Lihua Tang (40%), a director and wife of our CEO, and Haoyang Wu (26.67%), son of our CEO and a shareholder.

Ms. Lihua Tang had two bank accounts in the PRC under her name, both of which were made available to the Huayang Companies for use in their operations. We used these funds to pay operating expenses of the Huayang Companies, as a result of which, at December 31, 2007, there was no balance in those accounts.

DESCRIPTION OF SECURITIES

Common Stock

Our Company’s Certificate of Incorporation, as amended, provide for authority to issue 75,000,000 shares of common stock with par value of $0.00002 per share.

After the Closing of the Share Exchange Transaction, we shall have approximately 36,987,214 shares of our common stock issued and outstanding held by approximately 1,138 stockholders of record. Holders of our common stock are entitled to equal voting rights, consisting of one vote per share on all matters submitted to a stockholder vote. Holders of common stock do not have cumulative voting rights. Therefore, holders of a majority of the shares of common stock voting for the election of directors can elect all of the directors. The presence, in person or by proxy duly authorized, of the holders of a majority of the outstanding shares of stock entitled to vote are necessary to constitute a quorum at any meeting of our stockholders. A vote by the holders of a majority of our outstanding shares is required to effectuate certain fundamental corporate changes such as liquidation, merger or an amendment to our certificate of incorporation. In the event of liquidation, dissolution or winding up of our company, either voluntarily or involuntarily, each outstanding share of the common stock is entitled to share equally in our assets.

Holders of our common stock have no pre-emptive rights, no conversion rights and there are no redemption provisions applicable to our common stock.

Under our Certificate of Incorporation, which shall be amended as agreed under the Purchase Agreement, we may not pay any dividends with respect to the Series A Preferred Stock, and further, no dividends may be declared or payable with respect to our common stock while the Series A Preferred Stock is outstanding. We have not paid cash dividends in the past, and due to this restriction we do not expect to pay any dividends within the foreseeable future, and any earnings are expected to be reinvested. In addition, under our Certificate of Incorporation as we agreed to amend it, we will not be permitted to redeem or purchase any shares of our common stock or any other class or series of capital stock which is junior to or on a parity with the Series A Preferred Stock while the Series A Preferred Stock is outstanding.

Preferred Stock

We currently have no shares of preferred stock issued and outstanding, and we currently have no provision for preferred stock in our Certificate of incorporation, and as amended. In connection with the Financing, however, we have entered into agreement to amend our Certificate of Incorporation to authorize the issuance of 60,000,000 shares of preferred stock at a par value of $0.001 per share, which shall be issuable upon the conversion of the notes issued under the Purchase Agreement dated November 13, 2007.

MARKET FOR COMMON EQUITY AND RELATED STOCKHOLDER MATTERS

Our common stock is traded on the Over-The-Counter Bulletin Board (“OTCBB”) under the symbol “CWSI.OB”. In the two year period leading up to December 18, 2007, which is the date we changed our trading symbol to CWSI.OB, our common stock was traded on the OTCBB under the symbol “MLEX”. The following table sets forth, for the periods indicated, the reported high and low closing bid quotations for our common stock as reported on the OTCBB since our inception. The bid prices reflect inter-dealer quotations, do not include retail markups, markdowns or commissions and do not necessarily reflect actual transactions.

Common Stock

Quarter Ended	High Bid	Low Bid
January 31, 2008	$2.80	$2.00
October 31, 2007	$0.40	$0.37
July 31, 2007	$0.50	$0.37
April 30, 2007	$1.35	$0.15

January 31, 2007	$0.15	$0.15
October 31, 2006	$0.20	$0.10
July 31, 2006	$0.35	$0.35
April 30, 2006	$0.35	$0.35

Shareholders

After the closing of the Share Exchange Transaction, we had approximately 1,138 shareholders of record of our issued and outstanding common stock.

Transfer Agent and Registrar

The transfer agent and registrar for the common stock is Empire Stock Transfer Inc. The transfer agent’s address is 2470 St. Rose Parkway, Suite 304, Henderson, Nevada 89074, and their telephone number is (702) 818-5898.

Dividend Policy

We do not currently intend to pay any cash dividends in the foreseeable future on our common stock and, instead, intend to retain earnings, if any, for future operation and expansion. Any decision to declare and pay dividends in the future will be made at the discretion of our Board and will depend on, among other things, our results of operations, cash requirements, financial condition, contractual restrictions and other factors that our Board may deem relevant. Pursuant to the Purchase Agreement relating to our November 2007 Financing, we cannot pay dividends as long as the notes or the series A preferred stock is outstanding.

EQUITY COMPENSATION PLAN INFORMATION

We currently do not have any equity compensation plans.

LEGAL PROCEEDINGS

We know of no material, existing or pending legal proceedings against us, nor are we involved as a plaintiff in any material proceeding or pending litigation. There are no proceedings in which any of our directors, officers or affiliates, or any registered or beneficial shareholder, is an adverse party or has a material interest adverse to our company.

RECENT SALES OF UNREGISTERED SECURITIES

Reference is made to Item 3.02 of this Current Report on Form 8-K/A for a description of recent sales of unregistered securities, which is hereby incorporated herein by reference.

INDEMNIFICATION OF DIRECTORS AND OFFICERS

Pursuant to the provisions of the State of Delaware’s General Corporate Law, we have adopted the following indemnification provisions in our Certificate of Incorporation:

“NINTH: The personal liability of the directors of the corporation is hereby eliminated to the fullest extent permitted by paragraph (7) of subsection (b) of § 102 of the General Corporate Law of the State of Delaware, as the same may be amended and supplemented.

TENTH: The corporation shall, to the fullest extent permitted by § 145 of the General Corporation Law of the State of Delaware, as the same may be amended and supplemented, indemnify any and all persons whom it shall have power to indemnify under said section from and against any and all of the expenses, liabilities, or other matters referred to in or covered by said section, and the indemnification provided for herein shall not be deemed exclusive of any other rights to which those indemnified may be entitled under any Bylaw, agreement, vote of stockholders or disinterested directors or otherwise, both as to action in his official capacity and as to action in another capacity while holding such office, and shall continue as to a person who has ceased to be a director, officer, employee, or agent and shall inure to the benefit of the heirs, executors, and administrators of such a person.”

The indemnification provisions described above provide coverage for claims arising under the Securities Act and the Exchange Act. Insofar as indemnification for liabilities arising under the Securities Act may be permitted to directors, officers and controlling persons pursuant to our Certificate of Incorporation, Bylaws, Delaware’s General Corporate Law, or otherwise, we have been advised that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is, therefore, unenforceable.

WHERE YOU CAN FIND MORE INFORMATION

Because we are subject to the requirements of the Securities Exchange Act, we file reports, proxy statements and other information with the SEC.  You may read and copy these reports, proxy statements and other information at the public reference room maintained by the SEC at its Public Reference Room, located at 100 F Street, N.E. Washington, D.C. 20549.  You may obtain information on the operation of the public reference room by calling the SEC at (800) SEC-0330.  In addition, we are required to file electronic versions of those materials with the SEC through the SEC’s EDGAR system. The SEC also maintains a web site at http://www.sec.gov, which contains reports, proxy statements and other information regarding registrants that file electronically with the SEC.

Item 3.02 Unregistered Sales of Equity Securities

On November 13, 2007, and as described under Item 2.01 above, pursuant to the Exchange Agreement, we issued 36,577,704 shares of our common stock to the Fulland Shareholders in exchange for 100% of the outstanding shares of Fulland. The issuance of these shares was exempt from registration pursuant to Section 4(2) and/or Regulation S thereof. We made this determination based on the representations of the Skystar Shareholders which included, in pertinent part, that such shareholders were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such shareholders were acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each member understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

On November 13, 2007, and also as described under Item 2.01 above, pursuant to the Purchase Agreement, we issued 3% convertible subordinated notes in the principal amount of $5,525,000 to the Investors in connection with the closing of the Financing described more fully in Item 2.01 above. The issuance of these securities was exempt from registration under Section 4(2) of the Securities Act. The Company made this determination based on the representations of Investors, which included, in pertinent part, that such investors were either (a) “accredited investors” within the meaning of Rule 501 of Regulation D promulgated under the Securities Act, or (b) not a “U.S. person” as that term is defined in Rule 902(k) of Regulation S under the Act, and that such Investor was acquiring our common stock, for investment purposes for their own respective accounts and not as nominees or agents, and not with a view to the resale or distribution thereof, and that each Investor understood that the shares of our common stock may not be sold or otherwise disposed of without registration under the Securities Act or an applicable exemption therefrom.

Item 5.01 Changes in Control of Registrant.

As more fully described in Items 1.01 and 2.01 above, on November 13, 2007, we executed the Exchange Agreement by and among Fulland and the Fulland Shareholders, on the one hand, and us and the Majority Stockholder, on the other hand. The Closing of this Share Exchange Transaction occurred on November 13, 2007. Reference is made to the disclosures set forth under Items 1.01 and 2.01 of this Current Report on Form 8-K, which disclosures are incorporated herein by reference.

Under the Exchange Agreement, on the Closing Date, we issued 36,577,704 shares of our common stock to the Fulland Shareholders in exchange for 100% of the capital stock of Fulland. As a result of this transaction, the Fulland Shareholders acquired control of our company because the Reporting Company Shares, in the aggregate, equal approximately 99% of the outstanding shares of our common stock (on a fully-diluted basis) on the Closing Date. Each share of our outstanding common stock entitles the holders of common stock to one vote. Thus, the Fulland Shareholders hold the majority number of voting shares of our company on a fully diluted basis.

The closing of the transactions under the Exchange Agreement, which resulted in the change in control of the Registrant, occurred on November 13, 2007. A copy of the Exchange Agreement is included as Exhibit 2.1 to our Current Report on Form 8-K filed with the SEC on November 13, 2007.

In connection with this change in control, and as explained more fully in Item 2.01 above under the section titled “Management” and in Item 5.02 below, effective on November 13, 2007, Bartly J. Loethen resigned as our President, Vice President, Chief Financial Officer, Treasurer and Secretary. Concurrently, Jianhua Wu was appointed as our Chief Executive Officer, Adam Wasserman as our Chief Financial Officer and Ms. Lihua Tang as our Secretary pursuant to the terms of the Exchange Agreement. Additionally, effective on November 13, 2007, Mr. Loethen resigned as the sole member of our Board, and four (4) successor directors were appointed to the Board, namely, Jianhua Wu, Lihua Tang, Xi Liu and Shike Zhu.

Item 5.02  Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

(b) Resignation of Officers and Directors

Pursuant to the terms of the Exchange Agreement, Bartly J. Loethen resigned as our President, Vice President, Chief Financial Officer, Treasurer, Secretary, and as the sole member of our Board, effective November 13, 2007, the Closing Date of the Exchange Agreement.

(c)  Appointment of Officers

In connection with the Share Exchange Transaction, effective November 13, 2007, the following persons were appointed as our officers (individually, a “New Officer” and collectively, the “New Officers”):

Name	Age	Position
Jianhua Wu	52	Chief Executive Officer
Adam Wasserman	43	Chief Financial Officer
Lihua Tang	53	Secretary

Other than Mr. Jianhua Wu and Ms. Lihua Tang, who are husband and wife, there are no family relationships among any of our New Officers or members of the Board. Other than Mr. Wasserman, none of the New Officers currently has an employment agreement with us. Mr. Wasserman’s employment agreement is more fully described in the section under the heading “Employment Agreement” in Item 2.01 above. Other than the transactions in connection with the Share Exchange Transaction, as described above in Item 2.01, no transactions occurred in the last two years to which we were a party in which any of the New Officers had or is to have a direct or indirect material interest. Related party transactions involving Mr. Jianhua Wu and Ms. Lihua Tang are described in Item 2.01 above.

Descriptions of our New Officers can be found in Item 2.01 above, in the section titled “New Management.”

(d)  Appointment of Directors

In connection with the Share Exchange Transaction, effective November 13, 2007, the following persons were appointed as new members of our Board (individually, a “New Director” and collectively, the “New Directors”):

Name	Age	Position
Jianhua Wu	52	Chairman of the Board of Directors
Lihua Tang	53	Director
Xi Liu	40	Director
Shike Zhu	45	Director

Other than Mr. Jianhua Wu and Ms. Lihua Tang, who are husband and wife, there are no family relationships among any of our New Officers or New Directors. None of the New Directors has been named or, at the time of this Current Report, is expected to be named to any committee of our Board. Other than the transactions in connection with the Share Exchange Transaction, as described above in Item 2.01, no transactions occurred in the last two years to which we were a party in which any of the New Directors had or is to have a direct or indirect material interest. Related party transactions involving Mr. Jianhua Wu and Ms. Lihua Tang are described in Item 2.01 above.

Descriptions of our New Directors can be found in Item 2.01 above, in the section titled “New Management.”

Item 5.06 Change in Shell Company Status

As explained more fully in Item 2.01 above, we were a “shell company” (as such term is defined in Rule 12b-2 under the Securities Exchange Act of 1934, as amended) immediately before the Closing of the Exchange. As a result of the Exchange, Green Power became our wholly owned subsidiary and main operating business. Consequently, upon the closing of the Exchange we ceased to be a shell company. For information about the Exchange, please see the information set forth above under Item 2.01 of this Current Report on Form 8-K above, which information is incorporated herein by reference.

Item 9.01   Financial Statement and Exhibits

(a)  Financial statements of businesses acquired.

The audited consolidated financial statements of the Huayang Group as of December 31, 2006 and 2005 are filed as Exhibit 99.13 to our current report on Form 8-K filed with the SEC on November 13, 2007 and are incorporated herein by reference.

The unaudited condensed combined financial statements of the Huayang Group as of September 30, 2007 and for the nine and three months ended September 30, 2007 and 2006 are filed as Exhibit 99.23 to this current report and are incorporated herein by reference.

(b)  Pro forma financial information.

The Pro Forma Financial Information is filed as Exhibit 99.15 to our current report on Form 8-K filed with the SEC on November 13, 2007 and is incorporated herein by reference.

(c)  Shell company transactions.

Reference is made to Items 9.01(a) and 9.01(b) above and the exhibits referred to therein, which are incorporated herein by reference.

(d) Exhibits

Exhibit Number	Description
2.1	Share Exchange Agreement among the Registrant, the Majority Stockholder, Fulland and the Fulland Shareholders dated November 13, 2007*

3.1	Certificate of incorporation of the Registrant as filed with the State of Delaware*

3.2	Amended Certificate of incorporation of the Registrant as filed with the Secretary of Delaware*

3.3	Bylaws of the Registrant*

99.1	Cooperation Agreement dated May 24, 2006 between Shanxi Province Coking Design Research Institute and Wuxi Huayang Electrical Power Equipment Co., Ltd. (“Huayang Electrical Power Equipment”)*

99.2	Amended and Restated Securities Purchase Agreement dated January 31, 2008**

99.3	Registration Rights Agreement dated November 13, 2007*

99.4	Lock-up Agreement dated November 13, 2007*

99.5	Form of 3% Convertible Subordinated Note dated November 13, 2007*

99.6	“Make Good” 3% Convertible Subordinated Note dated November 13, 2007*

99.7	Form of “A” Warrant to Purchase Common Stock**

99.8	Form of “B” Warrant to Purchase Common Stock**

99.9	Form of “C” Warrant to Purchase Common Stock**

99.10	Consulting Services Agreement between Green Power Environment Technology (Shanghai) Co., Ltd. (“Green Power”) and Wuxi Huayang Dye Machine Co., Ltd. (“Huayang Dye Machine”) dated October 12, 2007*

99.11	Equity Pledge Agreement between Green Power, Huayang Dye Machine and the owners of Huayang Dye Machine dated October 12, 2007*

99.12	Operating Agreement between Green Power, Huayang Dye Machine and the owners of Huayang Dye Machine dated October 12, 2007*

99.13	Proxy Agreement between Green Power, Huayang Dye Machine and the owners of Huayang Dye Machine dated October 12, 2007*

99.14	Option Agreement between Green Power, Huayang Dye Machine and the owners of Huayang Dye Machine dated October 12, 2007*

99.15	Consulting Services Agreement between Green Power and Huayang Electrical Power Equipment dated October 12, 2007*

99.16	Equity Pledge Agreement between Green Power, Huayang Electrical Power Equipment and the owners of Huayang Electrical Power Equipment dated October 12, 2007*

99.17	Operating Agreement between Green Power, Huayang Electrical Power Equipment and the owners of Huayang Electrical Power Equipment dated October 12, 2007*

99.18	Proxy Agreement between Green Power, Huayang Electrical Power Equipment and the owners of Huayang Electrical Power Equipment dated October 12, 2007*

99.19	Option Agreement between Green Power, Huayang Electrical Power Equipment and the owners of Huayang Electrical Power Equipment dated October 12, 2007*

99.20	Legal Opinion from PRC Counsel dated November 13, 2007*

99.21	Letter of Resignation by Bartly J. Loethen to the Board of Directors of the Registrant*

99.22	Audited Consolidated Financial statements of the Huayang Group for the years ended December 31, 2006 and December 31, 2005*

99.23	Unaudited Consolidated Financial statements of the Huayang Group for the nine months ended September 30, 2007 and 2006**

99.24	Pro Forma Financial Information*

* Filed with the current report on Form 8-K of the Registrant filed with the Securities and Exchange Commission on November 13, 2007, and incorporated by reference.

** Filed herewith.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this Report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: February 1, 2008	China Wind Systems, Inc.

By:	/s/ Jianhua Wu
Jianhua Wu
Chief Executive Officer